UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

SEC File # _________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wonder International Education & Investment Group Corporation
(Exact name of registrant as specified in its charter)

Arizona		26-2773442
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	No.)

8040 E. Morgan Trail, #18, Scottsdale, AZ 85258
(Address of Principal Executive Offices) (Zip Code)

480-966-2020
(Registrant’s telephone number, including area code)

Christopher Dieterich
Dieterich & Mazarei, LP
11300 West Olympic Blvd., Suite 800
Los Angeles, California 90064
(Name and Address of Agent for Service)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer [ ]
Smaller reporting company [X]

(1) Based on the last sale price.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated __________, 2009

PROSPECTUS

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION

20,000,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See Section Entitled “Risk Factors” on pages 7 through 15.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell their shares at $6.00 per share until the Company’s shares are quoted on the Nasdaq, AMEX or OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that the shares will be quoted on the Nasdaq, AMEX or OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: November __, 2009

TABLE OF CONTENTS

Title

Summary
Risk Factors
Forward-Looking Statements
Use of Proceeds
Determination of Offering Price
Dilution
Selling Security Holders
Plan of Distribution
Description of Securities
Interest of Named Experts and Counsel
Description of Business
Description of Property
Legal Proceedings
Market for Common Equity and Related Stockholder Matters
Management Discussion and Analysis and Results of Operations
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Directors, Executive Officers, Promoters and Control Persons
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Disclosure of Commission Position of Indemnification for Securities Act Liabilities
Information Not Required in Prospectus
Recent Sale of Unregistered Securities

Index to Financial Statements
Financial Statements

Exhibits List
Undertakings and Signatures

SUMMARY

Prospectus Summary This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including the risks of investing in our securities discussed under the caption “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus before making an investment decision.

Except as otherwise specifically noted, all references in this prospectus to the “Company,” “we,” “us” and “our” refer to Wonder International Education & Investment Group Corporation, an Arizona corporation.

Summary Information about Wonder International Education & Investment Group Corporation.

We were incorporated in the State of Arizona on April 17, 2008. Wonder International Education & Investment Group Corporation (the “Company or “Wonder”) is a start-up holding company. Wonder owns 100% of the issued and outstanding equity interests of Anhui Wonder Education and Management Company, Ltd, in China, which, in turn, wholly owns seven separate vocational training schools in seven provinces in China. Wonder schools are now famous nongovernmental vocational education institutions in China. Wonder’s core business is to provide IT education.

Our business office is located at 8040 E. Morgan Trail, #18, Scottsdale, AZ 85258. Our fiscal year end is December 31. As of November 1, 2009, we had raised $ 0 through the sale of common stock. As indicated inour audited financial statements, at December 31, 2008 there was $2,197,883 cash on hand and in the corporate bank accounts, and outstanding liabilities of $25,385,284 for expenses related to the operations of our wholly owned subsidiary. In the fiscal year ended December 31, 2008, we had a gross profit of $5,706,444 and a net income of $3,639,512.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

The Offering:

Securities Being Offered: Up to 20,000,000 shares of common stock.

Offering Price The selling shareholders will sell their shares at $6.00 per share until our shares are quoted on the Nasdaq, AMEX or OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the Nasdaq, AMEX or OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering The offering will conclude when all 20,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued: 20,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors

For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Summary Financial Information

RISK FACTORS

Risks Related to Our Business

Although our Chinese subsidiary has been in operation for several years, Wonder was incorporated on April 17, 2008 and has a limited operating history.

  There is no way to evaluate the likelihood of whether we will be able to operate our proposed business successfully.
  If our business fails to develop in the manner we have anticipated, you will lose your investment in the shares.
  If our business develops, management may be unable to effectively or efficiently operate our business unless we are able to employ sufficient and trained professional personnel to assist us in the operation of our business, in which event you will lose your investment in the shares.

The Chinese market for educational services is still emerging and evolving rapidly. If market acceptance of our products and services declines or fails to grow, our revenue growth may slow or we may experience a decrease in revenues.

     As the Chinese market for educational services is still emerging, our success will depend to a large extent on our ability to convince our clients that our technologies and services are valuable and that it is more cost-effective for them to utilize our services than for them to develop similar services in-house. We must address the following concerns with our clients as they decide to implement computer-based testing and career-oriented educational services and to use our technologies and services:

  concern over the commitment of time, personnel and funding necessary to implement our computer-based testing services and career-oriented educational services;
  ability of clients to develop their own computer-based testing services or career-oriented educational services;
  possible perceived security and academic integrity risks associated with computer-based testing services and third-party curriculum providers;

  reluctance of the academic community to adopt computer-based learning materials and computer-based tests; and
  reluctance of educational institutions to depend on third-party providers of curricula and academic certifications.

     A decline in the demand for computer-based testing and education services by test sponsors or educational institutions would negatively affect demand for our computer-based testing services and technologies, as well as our degree major and course programs, which incorporate computer-based tests. Even if test sponsors and educational institutions continue to show demand for computer-based testing services and career-oriented educational services, this demand may not grow as quickly as we anticipate.

     If demand for educational services does not grow to the extent we anticipate, our revenue growth may slow or we may experience a decrease in revenues.

If we need to raise additional funds, the funds may not be available when we need them. We may be required to provide rights senior to the rights of our shareholders in order to attract additional funds and if we use equity securities to raise additional funds dilution to our shareholders will occur.

  To the extent that we require additional funds, we cannot assure you that additional financing will be available when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to terminate our business.
  If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced; and those equity securities issued to raise additional funds may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

Compliance with rules and requirements applicable to public companies may cause us to incur increased costs, and any failure by us to comply with such rules and requirements could negatively affect investor confidence in us and cause the market price of our ADSs to decline.

     As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. Complying with these rules and requirements may be especially difficult and costly for us because we may have difficulty locating sufficient personnel in China with experience and expertise relating to U.S. GAAP and U.S. public-company reporting requirements, and such personnel may command high salaries relative to what similarly experienced personnel would command in the United States. If we cannot employ sufficient personnel to ensure compliance with these rules and regulations, we may need to rely more on outside legal, accounting and financial experts, which may be very costly. In addition, we will incur additional costs associated with our public company reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Some of our competition will be from larger, more established and better financed companies, and if we are unable to successfully compete with other companies our business will fail.

  If we are able to implement our business operations, some of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do.
  If we are unable to overcome some of the competitive disadvantages, we will be forced to cease our business operations.

Market factors are out of our control. As a result, we may not be able to market any of our educational products which may be developed.

  The education industry, in general, is intensively competitive, and we are unable to provide any assurance that a ready market will exist of the sale of our products.
  Numerous factors beyond our control may affect the marketability of any products developed. The factors include market fluctuations, government regulations, including regulations relating to prices and taxes.
  The exact effect of these factors cannot be accurately predicted, but the impact or any one or a combination thereof may result in our inability to generate any revenue, in which event you will lose your entire investment in the shares.

Risks Related to Our Common Stock

We are not listed or quoted on any exchange and we may never obtain such a listing or quotation.

  There may never be a market for stock and stock held by our shareholders may have little or no value. There is presently no public market in our shares. While we intend to contact a market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.
  Even if we obtain a listing on an exchange and a market for our shares develops, sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

The trading price of our common stock may fluctuate significantly and stockholders may have difficulty reselling their shares.

  Currently, we have issued a total of 20,000,000 shares of common stock. Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of common stock.

Our common stock is subject to the "penny stock" rules of the SEC.

  Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.
  Because our stock may not be traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market and because the market price of the common stock may be less than $5.00 per share, the common stock is classified as a "penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.
  For any transaction involving a penny stock, unless exempt, the rules require:
  That a broker or dealer approve a person's account for transactions in penny stocks; and
  The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and:

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by Commission relating to the penny stock market, which:

Sets forth the basis on which the broker or dealer made the suitability determination; and;

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

• Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

• Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

A decline in the future price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

Even if we are able to successfully list our stock for trading on the Nasdaq, AMEX or OTC Bulletin Board, we can have no assurances that a market will ever develop and if a market does develop we will have no control over the market price of our common stock. Any market price that does develop is likely to be highly volatile. Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to current or future agreements or title to our claims may have a significant impact on the market price of our stock, causing the market price to decline. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by us could also have an adverse effect on the price of our securities. Such a decline would seriously hinder our ability to raise additional capital and prevent us from fully implementing our business plan and operations.

Our directors and officers reside outside the United States

Our directors and officers reside outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

98% of our shares of Common Stock are controlled by Principal Stockholders and Management.

100% of our Common Stock is controlled by 1,605 stockholders of record. This figure includes stock controlled by our Chairman, Mr. Chungui Xie, who is the beneficial owners of about 83% of our Common Stock. Such ownership by the Company's principal shareholder, executive officer and director may have the effect of delaying, deferring, preventing or facilitating a sale of the Company or a business combination with a third party.

Even taking into account the limitations of Rule 144, the future sales of restricted shares could have a depressive effect on the market price of the Company’s securities in any market, which may develop.

The 20,000,000 shares of Common Stock presently issued and outstanding, as of the date hereof, are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person, who has not been an affiliate of the issuer for the past 90 days and has held restricted securities for six months of an issuer that has been reporting for a period of at least 90 days, may sell those securities so long as the Company is current in its reporting obligations. After one year, non-affiliates are permitted to sell their restricted securities freely without being subject to any other Rule 144 condition. Sales of restricted shares by our affiliates who have held the shares for six months are limited to an amount equal to one percent (1%) of the Company’s outstanding Common stock that may be sold in any three-month period. After the shares registered herein are freely traded, unregistered holders of the restricted shares may each sell approximately 200,000 shares during any ninety-day (90 day) period after the registration statement becomes effective. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 there under. There is no limitation on such sales and there is no requirement regarding adequate current public information. Sales under Rule 144 or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market, which may develop for such shares.

If shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The Company has 20,000,000 shares of Common Stock outstanding as of July 31, 2009, all of which will become freely tradable. The availability for sale of a large amount of shares may depress the market price for our Common Stock and impair our ability to raise additional capital through the public sale of Common Stock. The Company has no arrangement with any of the holders of our shares to address the possible effect on the price of the Company's Common Stock of the sale by them of their shares.

Risks Relating to Regulation of Our Business

Changes to Chinese government regulation of, or policies relating to, tuition fees may have a material and adverse effect on our business and results of operations.

     We receive license fees for our educational services on a per-student basis. If the tuition fees chargeable by our educational institution clients were to decline, we may have difficulty maintaining or raising the per-student fees we charge for our educational services. As tuition fees are heavily regulated in China, any change in policy lowering or eliminating tuition fees chargeable by vocational schools or other educational institutions may have a negative impact on our pricing power and revenues generated from the license of our educational services. Currently, the Chinese government does not regulate our tuition fees since we provide non-degreed vocational programs. The Chinese government has tightened controls on tuition and other fees collected by certain types of educational institutions in China. While this has not had a noticeable impact on tuition fees chargeable for courses taught using our educational services, in the future there may be changes to Chinese policies and regulations regarding tuition fees that will have a negative impact on our business and results of operations.

Changes to preferential policies adopted by the Chinese government related to vocational education may negatively affect our business and results of operations.

     The Chinese government has adopted preferential policies for the development of vocational schools in China, including “The Decision to Enhance the Promotion of the Reform and Development of Vocational Education” and “The Decision to Enhance the Development of Vocational Education” published by the State Council in September 2002 and October 2005, respectively. These decisions require all levels of government in China to intensify their support for vocational education and to gradually increase the financial resources that local and provincial governments allocate to vocational education. We believe that these governmental policies have encouraged clients to purchase our services and increased the funding available for purchasing our course programs. If these preferential policies were to be reduced or eliminated, it may negatively affect our business and results of operations.

FORWARD-LOOKING STATEMENTS

Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

This prospectus contains forward-looking statements as that term is used in federal securities laws, about our financial condition, results of operations and business that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. These statements include, among others:

  statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or with documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this prospectus is a statement of our present intention and is based on present facts and assumptions and may change at any time and without notice based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares at $ 6.00 per share until the shares are quoted on the Nasdaq, AMEX or OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the Nasdaq, AMEX or OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the 20,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933 or for the performance of services to the Company.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering.

Augustus Antico	1	1	0	0
Arem Pacific Corporation Pty Ltd.	6,097	6,097	0	0
Elvira Arena	1	1	0	0
A Dale Armstrong	1	1	0	0
David Armstrong	1	1	0	0
Eugene Armstrong	1	1	0	0
Carl Edward Arnett	1	1	0	0
James Arnold	8	8	0	0
Russell S Arnold	12	12	0	0
William Arnold	1	1	0	0
Ana Paula Arocha	2	2	0	0
Margaret R. Aronson	1	1	0	0
Asbjoern Lauvstad	20	20	0	0
Perry D Ashley	1	1	0	0
D Warren Ashy	1	1	0	0
Fred Askegren	1	1	0	0
Cyrus Assadi	1	1	0	0
ATC Technology Corporation	12,194	12,194	0	0
Robert C. Auerbach	1	1	0	0
James Wayne Ausmus	1	1	0	0
Nathaniel Ausubel	1	1	0	0
Marshall D Autra	1	1	0	0
Gordon J. Azar	1	1	0	0
Mildred C Babicz	1	1	0	0
Timothy C. Babin	1	1	0	0
Paul E. Bailey	1	1	0	0
Dolores Baker	1	1	0	0
James J Baker	2	2	0	0
King M Baker	1	1	0	0
Michael A. Baker	1	1	0	0
Warren J Baldwin	1	1	0	0
Gregory R Ball	1	1	0	0
Radhi Banerjee	9	9	0	0
Bank Coop AG Basle	6	6	0	0
Terry E. Bankston	1	1	0	0
John L. Barclay	1	1	0	0
Gladys R Barnes	1	1	0	0
Randy Barnhurst	1	1	0	0
Vernon E & Carla Barnum	1	1	0	0
Robert Barrack	1	1	0	0
Anthony E Bartel	1	1	0	0
James Bassett	1	1	0	0
Barbara Bastian	1	1	0	0
Anthony Batastini	1	1	0	0
James L. Batts	1	1	0	0

Ernest B Baudoin Sr.	1	1	0	0
Janet Diane Bauernschmidt	1	1	0	0
John Baumgartner	12	12	0	0
John Bear	1	1	0	0
Helga Beathune	1	1	0	0
Jack Beathune	1	1	0	0
Doug J. Beck	1	1	0	0
Jeffrey D Becker	22	22	0	0
Christopher R Becze	1	1	0	0
Manny Behar	1	1	0	0
James Beldner	2	2	0	0
Murry Beletz	1	1	0	0
John W. Bell	1	1	0	0
Ronald W. Bell	1	1	0	0
Jacob Benjamin	1	1	0	0
Ronald S Benko	1	1	0	0
John L Bennett	1	1	0	0
Arnold W Benson	1	1	0	0
Steven B. Bentley	1	1	0	0
Tom J. Bentley	1	1	0	0
Valerie Bentley-Reich	1	1	0	0
William Norman Berger Jr	1	1	0	0
L J Bergeron	1	1	0	0
Kevin Berkins	15	15	0	0
Art Berman	1	1	0	0
Alfred M. Bernhardt	1	1	0	0
Sol Bernstein	1	1	0	0
A K Berntson	1	1	0	0
Philip D Bertrand	1	1	0	0
Robert Lee Bertrand	1	1	0	0
Leonard M. Billich	1	1	0	0
Jack B. Bindley	1	1	0	0
Leroy Bird	1	1	0	0
Richard A Birns	1	1	0	0
Paul D. Black	1	1	0	0
Bill W. Blackburn	1	1	0	0
Chad Blackburn	2	2	0	0
Hugh A. Blackburn	1	1	0	0
Hugh A. Blackburn IRA	2	2	0	0
Olin M Blackwood	1	1	0	0
Wallace P Blackwood	1	1	0	0
Harold K. Blair	1	1	0	0
Rose Ann Blaise	1	1	0	0
Angela Blaslano	4	4	0	0
Rachel Blass	12	12	0	0

Jon P Blom	1	1	0	0
Jay Blumer	9	9	0	0
BMO Nesbitt Burns Inc	64	64	0	0
Rosemary Bochichio	1	1	0	0
Roger Bodtke TTEE FBO	1	1	0	0
Betty O. Boehler	1	1	0	0
Edward Bogopulske	1	1	0	0
Edward Bogopulsky	1	1	0	0
Jacob Bogopulsky	1	1	0	0
Eugene M Bologna	1	1	0	0
Leo G Bonacci	1	1	0	0
Gregory P Bonaventure	1	1	0	0
Detmer E. Bonner	1	1	0	0
Judith Ann Bonneville	1	1	0	0
Mark W Bonneville	1	1	0	0
Florence Bonvicino	7	7	0	0
Edwin C Booth	1	1	0	0
William Guy Booth	1	1	0	0
Susan C. Bosiy	1	1	0	0
Jesse Boskoff	5	5	0	0
Gerard J Bossier	1	1	0	0
Barbara J. Bosworth	1	1	0	0
Gregory W. Bourgeiois	1	1	0	0
Brad R Bourne	1	1	0	0
Lee D. Bowen	1	1	0	0
Rodney Boyles	1	1	0	0
Reno Bracci TTEE	2	2	0	0
Stephen W. Bracy	1	1	0	0
Bradford Broker Settlement Inc	1	1	0	0
Carol L Brady	1	1	0	0
Thomas J. Brady	1	1	0	0
Thomas C Brandt	1	1	0	0
Jonathan Steele Braslow	1	1	0	0
Billy G Bray	1	1	0	0
Kenneth P Breg	1	1	0	0
Alfred O. Brehmer	1	1	0	0
Beverly Breisblatt	1	1	0	0
Joe Brewer Sr.	1	1	0	0
Robert Bright	1	1	0	0
William Bright	1	1	0	0
Roy F. Brignac	1	1	0	0
Marilyn Brookhart	1	1	0	0
Spiro M Broomas	1	1	0	0
Marvin Broussard	1	1	0	0
Rolland L Broussard	1	1	0	0

B. Cleve Brown	1	1	0	0
Bobby G Brown	1	1	0	0
Carl C Brown	1	1	0	0
Grover C Brown	1	1	0	0
Herbert G. Brown	1	1	0	0
Michael C. Brown	1	1	0	0
Steven L. Brown	1	1	0	0
Susan B. Brown	1	1	0	0
Clarence M. Browning	1	1	0	0
Gordon Buchmann	1	1	0	0
Dennis Buck	1	1	0	0
John V Buck	2	2	0	0
Neil H Buck	1	1	0	0
Kevin Lee Buckels	1	1	0	0
Robert Dean Buckingham	1	1	0	0
Mary V Buffington	1	1	0	0
Lucy R. Bunch	1	1	0	0
John Von Burg	57	57	0	0
Keary C Burger	1	1	0	0
Daniel J. Burk	1	1	0	0
James D. Burleigh	1	1	0	0
Scott Burleigh	1	1	0	0
Dorothy M. Burnham	1	1	0	0
Louis Gene Burton	1	1	0	0
David J Butler	4	4	0	0
Tehreem Butt	1	1	0	0
Edward H. Butterworth	1	1	0	0
Michael D. Butts	1	1	0	0
James Richard Byrd	1	1	0	0
Paul Frank Caccamo	7	7	0	0
Antoinette Cadman	1	1	0	0
Charles H Cage	1	1	0	0
Ralph N. Cagle	1	1	0	0
Judene Calanora	4	4	0	0
Gail Norman Caldwell	1	1	0	0
James R Calhoun Jr.	1	1	0	0
California State Controller	1	1	0	0
Bonnie L Callen	1	1	0	0
Cambay Pacific Limited	8	8	0	0
Claude J. Cambre	1	1	0	0
Stefano Cambria	1	1	0	0
George W Cameron	1	1	0	0
Brent J. Campanella	1	1	0	0
Canaccord Capital Corporation	1	1	0	0
Canaccord Capital Corp I/T/F	3	3	0	0

Canaccord Capital Corp I/T/F	29	29	0	0
Canaccord Capital Corp I/T/F	1	1	0	0
Canaccord Capital Corp I/T/F	2	2	0	0
Louis Frank Capalbo	1	1	0	0
Sabato Caponi	1	1	0	0
Charles G Capps	1	1	0	0
David P. Carey Jr.	1	1	0	0
James Carlisle	1	1	0	0
David Carlson	1	1	0	0
Kim P Carmouche	1	1	0	0
Diane S. Carney	1	1	0	0
Carr Securities Corp.	1	1	0	0
Wilma Carter	1	1	0	0
Stephen N Carville	1	1	0	0
Russell Casement	1	1	0	0
Wayne E. Casey	1	1	0	0
Richard Casper	1	1	0	0
William V. Castellano	1	1	0	0
Joseph Catalano	1	1	0	0
Kristopher J Catton	1	1	0	0
David Cavallaro	12	12	0	0
Cede & Company	161,689	161,689	0	0
Dorothea M Cerbone	12	12	0	0
Tim Chamberlain	2	2	0	0
Kenneth Scott Chandler	1	1	0	0
Charles Schwab & Co Inc Cust	2	2	0	0
Wendell Cheek	1	1	0	0
Hong Chen	6,097	6,097	0	0
Shuhua Cheng	1	1	0	0
Chesley & Dunn Inc.	1	1	0	0
Kathy Chiang	2	2	0	0
Liao Yu Yeh Chiang	21	21	0	0
Mario Chiappa	14	14	0	0
Michael A Chipchase	7	7	0	0
Mike Chipchase	15	15	0	0
Luda Chmeliwskyj	1	1	0	0
Kung Cho	57	57	0	0
Cheung Sau Choi	1	1	0	0
Michael Christensen	1	1	0	0
Ronald M. Christensen	1	1	0	0
Marc Christiaens	2	2	0	0
Peggy M. Christian	1	1	0	0
Anthony Cisco	1	1	0	0
Charles T. Cisco	1	1	0	0
Christiane Claerbout	1	1	0	0

Paul R. Clapper	1	1	0	0
Mark W. Clarey	1	1	0	0
Michael T. Clarke	1	1	0	0
Kathy L Clearwaters	1	1	0	0
Bradford T Clement	1	1	0	0
Bobby Clemons	1	1	0	0
Marlin C Cloud	1	1	0	0
Jo Ann Cochran	1	1	0	0
Naomi Cogdell	1	1	0	0
Charles Comeaux	1	1	0	0
Commonwealth Associates	1	1	0	0
Concord Growth Consultants LLC	51	51	0	0
John J Coniglio Jr.	1	1	0	0
Susan L Connell	1	1	0	0
Richard Conner	1	1	0	0
Dempsey Connor	1	1	0	0
Olympia M Conrad	29	29	0	0
Stanley E. Cook	1	1	0	0
P. H. Cooper	1	1	0	0
Joel B Cornelius	1	1	0	0
Corommandel Limited	81	81	0	0
T Patrick Coursey	1	1	0	0
Darrell Courtney	3	3	0	0
Charles G. Cowley	1	1	0	0
Anita Cox	1	1	0	0
Don L. Cox	1	1	0	0
John H Coyle	1	1	0	0
Steve Coyle	23	23	0	0
Jimmy H. Crain	1	1	0	0
Joseph P Crawford	1	1	0	0
Norris W. Crawford	1	1	0	0
Paul D Crawford	1	1	0	0
Credit Suisse First Boston LLC	17	17	0	0
Jeff Crevoiserat	1	1	0	0
Phillip E Criddle	1	1	0	0
John A. Crocker Jr.	1	1	0	0
Erma W Crocker	1	1	0	0
Jack Cronin	1	1	0	0
Jeremy Clyde Crowder	1	1	0	0
Cudd & Co	2	2	0	0
Lester Cufaude	1	1	0	0
Bob Cunningham	1	1	0	0
Phillip R. Cypher	6	6	0	0
Cypress Realty, Inc.	6	6	0	0
Gary A Daddino	9	9	0	0

Samuel A Dagostino	1	1	0	0
Glenn Daigle	1	1	0	0
Harold L Dalavne	1	1	0	0
George T Dale	1	1	0	0
Bernard Daly	1	1	0	0
Edward C Danford	1	1	0	0
David K Daniels	1	1	0	0
Stuart Dann	1	1	0	0
Philip J. Darragh	1	1	0	0
Mimmi Dasaro	1	1	0	0
John Daugherty	1	1	0	0
Gladys E Davanzo	15	15	0	0
John M Davanzo	9	9	0	0
Davenport & Company LLC	63	63	0	0
Scottye Davidson	1	1	0	0
Howard James Davies	1	1	0	0
William Davies	1	1	0	0
Audry Ann Davis	1	1	0	0
Donald Davis	1	1	0	0
John L. Davis	1	1	0	0
Ronald W. Davis	1	1	0	0
Blaine S. Day	1	1	0	0
Nancy Day	1	1	0	0
Scott Dayton	2	2	0	0
Mabel P. Dean	1	1	0	0
Dean, Witter, Reynolds Inc.	1	1	0	0
Irene DeCroce	1	1	0	0
Macgeline Dehrle	1	1	0	0
Jimmy M Delaneuville	1	1	0	0
Delaware Charter Guarantee & Trust Co	22	22	0	0
Delaware Charter Guarantee	2	2	0	0
Delaware Charter Guarantee	3	3	0	0
Leo J. Dembinski	8,933	8,933	0	0
W Lewis Demoss Jr.	1	1	0	0
John Robert Deneen	1	1	0	0
Desjarding Securities Inc	2	2	0	0
Kenneth W Deslatte	1	1	0	0
Mickey P. Desselle	1	1	0	0
James D DeYoung	4	4	0	0
Christopher Diamond	11	11	0	0
H C Dickerson	1	1	0	0
Charles L. Diehl	1	1	0	0
Charles L. Diehl	1	1	0	0
Michael J. Diehl	1	1	0	0
Edward Bronson Diethrich II	1	1	0	0

Billy R. Dietrich	1	1	0	0
Kevin A Diez	1	1	0	0
Virginia Dillard	7	7	0	0
Martha Dimercurio	1	1	0	0
Patricia Dinicola-Pembroke	1	1	0	0
Patrick J Disney	1	1	0	0
Ron Divis	1	1	0	0
My An Thi Doan	850	850	0	0
Karen J Docherty	1	1	0	0
John E Doetsch Jr	1	1	0	0
Andrew A. Dohn	1	1	0	0
David P Dollar	1	1	0	0
Jerry Domagale	1	1	0	0
Dominick	1	1	0	0
Stacie J Dorfman	1	1	0	0
Phillip R. Dorn	1	1	0	0
Sharon C Dorsey	2	2	0	0
Terry R. Doucette	1	1	0	0
John F Doyle	1	1	0	0
Robert Dragland	1	1	0	0
William P. Drago	1	1	0	0
Roy A Drake	1	1	0	0
Charles O. Dubois	1	1	0	0
Lou Dubravac	1	1	0	0
Paul D Dueren	1	1	0	0
Herbert Dumain	1	1	0	0
Andrew S Duncan	1	1	0	0
Jeananne C. Duncanson	1	1	0	0
Dundee Securities Corporation	6	6	0	0
Bich Duong	761	761	0	0
Quang D Duong	2	2	0	0
Greg L. Duplessia	1	1	0	0
Greg Duplessis	1	1	0	0
Greg L Duplessis	1	1	0	0
Raymond P Dupuy	1	1	0	0
Anna B. Dye	1	1	0	0
James W. Dye	1	1	0	0
Glen R Dyer	1	1	0	0
Larry R Dyer	9	9	0	0
Clinton T. Dyess	1	1	0	0
E & E Communications	31	31	0	0
Eastbridge Investment Group Corp.	2,989,125	2,989,125	0	0
Judith A Eberle	2	2	0	0
Dino Economi	1	1	0	0
Ronald G Eddy	1	1	0	0

Philip H. Edelstein	1	1	0	0
Duwayne Hayes Edington	6	6	0	0
Donald G Edlund	1	1	0	0
Edward D. Jones	1	1	0	0
Cleon Edwards	1	1	0	0
Douglas A Edwards	1	1	0	0
Susan Egan	1	1	0	0
Loran L. Egle	1	1	0	0
EIG Capital Investments, Ltd.	193	193	0	0
EIGHT-J INC	6	6	0	0
Dale E. Einspahr	1	1	0	0
Harry K Eisenberg	1	1	0	0
Benjamin Eisner	1	1	0	0
Elfinore Holdings Inc	1	1	0	0
Bruce Elkins	1	1	0	0
John W. Elliott	1	1	0	0
Kelley Ellis	3	3	0	0
Shirley A. Elwood	1	1	0	0
Emmett A Larkin Company Inc	1	1	0	0
John W Englick	1	1	0	0
Robert L English II	1	1	0	0
Paul D. English	1	1	0	0
Gilbert H. Erbisch	1	1	0	0
Norris A Erickson	1	1	0	0
Robert Erickson	1	1	0	0
Jerome Ernandez	1	1	0	0
Jerry E Eschberger	1	1	0	0
Jennie Esposito	1	1	0	0
Mr. Robert C Esse	1	1	0	0
William M Essl	2	2	0	0
For the Estate of A.B. Chapman	1	1	0	0
Jeralyn L. Evans	1	1	0	0
Executive Imports	4	4	0	0
Peter Eyckmans	1	1	0	0
Frederick Fabot	1	1	0	0
Peter A. Fabozzi	1	1	0	0
Reginald L Fagen	1	1	0	0
Timothy D. Fahman	282	282	0	0
Gerald Falkowitz	1	1	0	0
Nicky F Falsetta	1	1	0	0
Robert F. Faranda	1	1	0	0
Diane Farley	1	1	0	0
Dorothy A Farrell	1	1	0	0
James P Feeney	1	1	0	0
Daniel Feinberg	26	26	0	0

Elliot M Feinberg	1	1	0	0
Chester Felsher	1	1	0	0
Joseph Fenn	1	1	0	0
Terry R. Fields	1	1	0	0
Anthony J Filippino	1	1	0	0
Justin Finemel	11	11	0	0
Rose M. Finizio	1	1	0	0
Fio Burzovni Spolecnost A S	6	6	0	0
Fio Burzovni Spolecnost A S	4	4	0	0
Carol M. Fiore	1	1	0	0
John M. Fiorillo	1	1	0	0
First Associates Investments, Inc.	4	4	0	0
First Church of the Nazarene	1	1	0	0
First Trust Corp TTEE	1	1	0	0
Robert J Fischer	1	1	0	0
Joseph Fisher	1	1	0	0
Richard Fishman	1	1	0	0
Ben V. Fitz	1	1	0	0
James D Flaherty	1	1	0	0
Jan Flanagan	1	1	0	0
Robert Fleischer	1	1	0	0
Walter C. Fleming	1	1	0	0
Warren A. Flickinger	1	1	0	0
Rose M. Flint	1	1	0	0
Priscilla Florence	1	1	0	0
James C Flores	1	1	0	0
Jeff M Floyd	1	1	0	0
FMT Co. Custodian	1	1	0	0
Akiva Fogel	1	1	0	0
Lawrence M Fogel	63	63	0	0
Lyle O Fogleman	1	1	0	0
Jason Fok	3	3	0	0
Jason Fok	3	3	0	0
Rachel Fonseca	1	1	0	0
Byron Fontenot	1	1	0	0
John G Fontenot	1	1	0	0
Jack H. Foos	1	1	0	0
Stephen E Forgus	5	5	0	0
Fortis Bank (Nederland) NV	135	135	0	0
Charles E Foster	1	1	0	0
Donna L Foster	1	1	0	0
Chris Fowler	1	1	0	0
Gail A Fox	1	1	0	0
Gerald R Fox	6	6	0	0
James R. France	1	1	0	0

Dixon Di Francia	1	1	0	0
Sammy J. Franklin	1	1	0	0
Craig L. Fransworth, M.D.	1	1	0	0
Joseph Franzesse	1	1	0	0
Joseph L. Frascona	1	1	0	0
Joe Fraser	1	1	0	0
John W. Frazier	1	1	0	0
Marilyn Freeman	1	1	0	0
Douglas Friedrich	1	1	0	0
Carson Friend TTEE	1	1	0	0
Beverly Fritzler	1	1	0	0
Douglas E. Fritzler	1	1	0	0
Leon Fritzler	1	1	0	0
Leon E. Fritzler	1	1	0	0
Ted Fritzler	1	1	0	0
William E Fritzler	1	1	0	0
Gilbert Fruge	1	1	0	0
Elizabeth A. Fry	1	1	0	0
Carmen M. Fullbright	1	1	0	0
Bill Fyke	1	1	0	0
Dave Fyke	1	1	0	0
G Friedman & Son Inv.	1	1	0	0
G R Q Enterprises Corp	1	1	0	0
Menno P. Gaeddert	1	1	0	0
Richard L Gaertner	1	1	0	0
Rose Geneviene Gagliano	1	1	0	0
Terry Gagliardo	1	1	0	0
William P Gaines	1	1	0	0
Jean L Gall	1	1	0	0
James T Gallup	2	2	0	0
Glen Galster	17	17	0	0
William Gambino	1	1	0	0
Carl G Gamble	1	1	0	0
Charles E. Gardner	1	1	0	0
David J. Garner	1	1	0	0
R.D. Gasch	1	1	0	0
Gateway Group, Inc	179	179	0	0
Charles J Gautreau	1	1	0	0
Connie F Gautreau	1	1	0	0
P Keith Gautreau	1	1	0	0
Reed M Gautreau	1	1	0	0
Elizabeth Gehring	1	1	0	0
Anthony Gentile	1	1	0	0
Devorah Gershinsky	1	1	0	0
Elinor R. Gibson	1	1	0	0

Giftfirst Limited	15	15	0	0
Gifts of Joy	1	1	0	0
Gerald J Giglio	1	1	0	0
Harvey J Gil	1	1	0	0
Dolores O. Gilbert	1	1	0	0
John P. Gilbertson TTEE	1	1	0	0
Kris Gillespie	1	1	0	0
Michael E. Gilsdorf	1	1	0	0
Herman Glanz	1	1	0	0
Glenmede Trust Company NA	3	3	0	0
Barry Glover	1	1	0	0
Shirley S. Godwin	1	1	0	0
Jerry W Goen	1	1	0	0
Deborah Goldman	1	1	0	0
Ray W. Golsby	1	1	0	0
Gene Gomnert	1	1	0	0
Lois Goutierez	1	1	0	0
Chet Grabowski	1	1	0	0
John J. Grabrian	1	1	0	0
Robert Graf	1	1	0	0
Michael N Graffia	1	1	0	0
James Graham	1	1	0	0
Steve W. Grantham	1	1	0	0
Harold H. Grau	1	1	0	0
Robert W. Gravell	1	1	0	0
Judith L. Graves	1	1	0	0
Nancy Graves	9,500	9,500	0	0
Joseph S Gray	1	1	0	0
Keith Gray	1	1	0	0
Keith E. Gray	1	1	0	0
Weston R. Gray	1	1	0	0
Bruce Grayson	68	68	0	0
Andrew P. Greco	1	1	0	0
Al Green	1	1	0	0
Charles F Green	1	1	0	0
John R. Greene	1	1	0	0
Albert A. Grenier	1	1	0	0
Ronald T. Grice	1	1	0	0
Ralph H. Grills	1	1	0	0
Steven Grimes	1	1	0	0
Claude R. Grisham	1	1	0	0
N W Grosse-Rhode	1	1	0	0
Barry Grumet	1	1	0	0
Nachum Grund	1	1	0	0
Juan J. Gueringer	1	1	0	0

Elmo B Guerry	1	1	0	0
George W Gunckel	1	1	0	0
Chris T. Gunther	1	1	0	0
Julie R Gustafson	1	1	0	0
Kay Gustofton	1	1	0	0
Michael Gutesha	1	1	0	0
Daniel V Gutgsell	1	1	0	0
Gary S Gutterman	1	1	0	0
H&R Block Financial Advisors	58	58	0	0
Kathy Haberer	1	1	0	0
Sylvia Hagans	1	1	0	0
James P Haigney	1	1	0	0
Willena Hamby	1	1	0	0
Faith Hamilton	1	1	0	0
Mark A Hammack	1	1	0	0
James Hammock	1	1	0	0
Edsel L Hammond	1	1	0	0
Hare & Co	42	42	0	0
Hargreaves Lansdown (Nominees)	5	5	0	0
Jacqueline Harrawood	1	1	0	0
Kenneth Harrell	1	1	0	0
Achsah L Harrison	1	1	0	0
Troy L Harrison	1	1	0	0
Ray Hart	8	8	0	0
Kerry W Hartless	1	1	0	0
Paul Hartsch	1	1	0	0
James E Hartzog	1	1	0	0
Kathleen Marie Harvey	1	1	0	0
Eugene R Hauser	1	1	0	0
Havilland Ltd	11	11	0	0
Ralph M Hawkins Jr.	1	1	0	0
Michael D Hayes	1	1	0	0
Sandra Kay Hays	1	1	0	0
Haywood Securities Inc.	3	3	0	0
Frank M. Hazen	1	1	0	0
Sean P Healy	1	1	0	0
Steve Heany	1	1	0	0
David Heath	22	22	0	0
Wylie Heath	1	1	0	0
Ken S Heberling	1	1	0	0
Gary Hebert	1	1	0	0
LLoyd J Hebert	1	1	0	0
Tom J. Heese	1	1	0	0
L Cole Heisler	1	1	0	0
Sherry Heit	1	1	0	0

Bobby Heller	1	1	0	0
June G. Henderson	1	1	0	0
Ralph L. Henderson	1	1	0	0
Robert C. Henningsen	1	1	0	0
John D Herford	1	1	0	0
Rosalyn J. Herman	1	1	0	0
Ralph R Herms	1	1	0	0
Alto V. Herring	1	1	0	0
Ethelene Herrington	1	1	0	0
Ray J. Heskamp	1	1	0	0
Carroll V Hess	1	1	0	0
James Hesselgrave	1	1	0	0
James Hesselgrave	1	1	0	0
Alex Heyn	1	1	0	0
William H. Hicks	1	1	0	0
Greg L Higdon	7	7	0	0
High Performance Edge LLC	2,744	2,744	0	0
High Roller Investment Club	1	1	0	0
Hill Thompson Magid LP	1	1	0	0
David A. Hill	1	1	0	0
Patricia C. Hill	1	1	0	0
Anatol Hiller	1	1	0	0
James C Hills	1	1	0	0
Kent Hilton	1	1	0	0
Barney Hinkle	1	1	0	0
Duane L & Carol S Hjerleid	1	1	0	0
Yen V Ho	1	1	0	0
Art Hodge	1	1	0	0
Joseph Hodges	1	1	0	0
Margaret Hodson	8	8	0	0
Paul Holand	1	1	0	0
Edwin E. Holder	1	1	0	0
James A Holland	1	1	0	0
Nicholas W. Hollingshad	1	1	0	0
Charles Hollingsworth	1	1	0	0
Donald L Holman	1	1	0	0
Dave F Holt	1	1	0	0
Regina L. Hood	1	1	0	0
James R. Hopkins	1	1	0	0
James R. Hopkins	1	1	0	0
Elliot Horowitz	1	1	0	0
Ron J. Hosek	1	1	0	0
How & Co	1	1	0	0
Fok Chung How	11	11	0	0
Scott G. Howard	1	1	0	0

Charles E Howe	1	1	0	0
Gerald Howlett	12	12	0	0
Gerald Howlett	5	5	0	0
HPE, Inc	1,220	1,220	0	0
HSBC James Capel Canada Inc	1	1	0	0
HSBC Trinkaus & Burkhardt	11	11	0	0
Howard H. Huber	1	1	0	0
Michael E. Huber	1	1	0	0
Eleanore Hughes	1	1	0	0
Richard H. Hughes	1	1	0	0
Robert G. Hughes	1	1	0	0
William Ray Hughes	1	1	0	0
Thomas Humble	1	1	0	0
Freda M Hundley	1	1	0	0
Huntleigh Securities Corporation	7	7	0	0
Vanessa Huylebroeck	2	2	0	0
Thorman Hwinn	85	85	0	0
Bill Iannelli	2	2	0	0
Joseph D Iasigi Jr.	1	1	0	0
ING Belgium SA/NV	11	11	0	0
Grant Ingledew	29	29	0	0
Richard D. Ingram	2	2	0	0
International Muslim Assoc. Inc.	57	57	0	0
Interstate/Johnson Lane Corp.	1	1	0	0
Alan Ito	1	1	0	0
Thomas J. Iverstine	1	1	0	0
J and F Family Trust	3	3	0	0
J P Morgan Securities Inc	1	1	0	0
J.C.Bradford & Co.	1	1	0	0
Jon L Jackson	3	3	0	0
Richard Halliday Jackson	1	1	0	0
Robert Jackson	1	1	0	0
Robert Jacobs	1	1	0	0
David M. James	1	1	0	0
Janney Montgomery Scott Inc.	58	58	0	0
Jefferies & Company Inc	3	3	0	0
Paul I. Jeffery	1	1	0	0
Luke Jenkins	1	1	0	0
Steven Joffrion	1	1	0	0
Linda St. John	1	1	0	0
Carl R Johnson	1	1	0	0
Jeff Johnson	1	1	0	0
Melanie Burger Johnson	1	1	0	0
Robert E. Johnson	1	1	0	0
Roy Johnson	6	6	0	0

Thomas T. Johnson	1	1	0	0
Billy W Jones	1	1	0	0
Casey G Jones	1	1	0	0
Christopher T Jones	2	2	0	0
Jerry Jones	25	25	0	0
Kevin S Jones	3	3	0	0
Steven L. Jones	1	1	0	0
Jordan Inv & Finance Bank	1	1	0	0
Ronny J Jordan	5	5	0	0
Stanley Jorgensen	1	1	0	0
Curtis Joubert	1	1	0	0
Clyde T Julian	1	1	0	0
Doug Just	1	1	0	0
Kenneth F Kahn	1	1	0	0
E. David Kailbourne	23	23	0	0
Priya Kamani	1	1	0	0
Karen Kaminski	5	5	0	0
Jeffrey Kamler	1	1	0	0
Kernest J Kandoux Jr.	1	1	0	0
Kane & Co	17	17	0	0
Amtul Karim	6	6	0	0
James C Karo	1	1	0	0
Stephan Katchen	1	1	0	0
Kulwant Kaur	8	8	0	0
Douglas Kavanagh	5	5	0	0
Dave Keefe	1	1	0	0
Glen E. Keller Jr.TTEE	1	1	0	0
Jane Kelley	1	1	0	0
Ronald Carl Kellgren	1	1	0	0
James K Kellites	1	1	0	0
Kemper Clearing Corp.	1	1	0	0
James K Kendrick	1	1	0	0
Kennedy Vincent	1	1	0	0
Marvin Kern	1	1	0	0
Max D. Kern	1	1	0	0
Gillim O Kerr Jr.	1	1	0	0
Bettye Kettleman	1	1	0	0
Rose V Key	1	1	0	0
Shaushana Kherkher	1	1	0	0
Kieu's Children Trust	16	16	0	0
Ray D Kimbrough	1	1	0	0
Clifford A King	1	1	0	0
Kevin Kinney	1	1	0	0
Deborah H Kiontke	2	2	0	0
Norman H. Kirkendoll	1	1	0	0

Paul J Kissel	1	1	0	0
Roland Kitfield	1	1	0	0
Vatche Klahejian	2	2	0	0
N Klein & T Klein TTEE	22,130	22,130	0	0
Ira Klein	1	1	0	0
Norman P. Klein	4,268	4,268	0	0
Norman P. Klein	92	92	0	0
Norman P. Klein	92	92	0	0
Don Klobe	1	1	0	0
Bonnie Knowlton	2	2	0	0
Jim Knubley	1	1	0	0
Steven Kober	1	1	0	0
David S Kohler	1	1	0	0
Dean R. Kohn	1	1	0	0
Fong T Kong	1	1	0	0
David Kotta	1	1	0	0
Alexander Koukly	1	1	0	0
Steven Kowal	1	1	0	0
Peter Kowalczik	1	1	0	0
Peter L. Kowalczik	1	1	0	0
Christine D. Kraemer	1	1	0	0
Brian T Kraft	1	1	0	0
Howard Krasnoff	1	1	0	0
Max A. Krey	1	1	0	0
Vernon E Krieber TTEE	6	6	0	0
Frank J Krull	1	1	0	0
Iuan Kukolja	1	1	0	0
Don Kunish	1	1	0	0
Homer D. Kunish	1	1	0	0
Edwin J. Kwiatkowski	1	1	0	0
Susan H. Kwon	1	1	0	0
David L. Laborde	1	1	0	0
Mary W. Lafield	1	1	0	0
Clark H. Lambdin	1	1	0	0
Terry B Lambert	1	1	0	0
Robert M Lamkin	1	1	0	0
Keith Lamonda	9	9	0	0
Curtis D Lamprecht	1	1	0	0
Ned A Landis	29	29	0	0
Ronald J Landry	1	1	0	0
Larry Langer	1	1	0	0
Dennis C. Larson	1	1	0	0
Lonnie D Larson	1	1	0	0
George Anthony Lato	1	1	0	0
Louis J. Lato	1	1	0	0

Linda Camdre De Latte	1	1	0	0
William T. Le Boeuf Jr.	1	1	0	0
Robert J Le Boeuf	1	1	0	0
David On Le	4	4	0	0
Jonathan Le	3	3	0	0
Nhi T. Le	1,618	1,618	0	0
Pham Phuong Le	3	3	0	0
Kim J LeBlanc	1	1	0	0
Ruby L LeBlanc	1	1	0	0
Patsy Lebsack	1	1	0	0
Delbert J Lee	1	1	0	0
Karen M. Lee	1	1	0	0
Peter B Lee	1	1	0	0
Vicky Lee	15	15	0	0
David B Leeds	1	1	0	0
Allon Lefever	1	1	0	0
Gerald Lefkowitz	1	1	0	0
Jesse Joseph Leger Jr.	10	10	0	0
Lehman Brothers Inc	1	1	0	0
Shirley K Lehr	1	1	0	0
Peter A. Leininger	1	1	0	0
Walter Leitmyar	1	1	0	0
Carlos Leiva	6	6	0	0
Lisa D Lempke	1	1	0	0
Ralph Leoce	1	1	0	0
Lucien A Letteriello	1	1	0	0
Ari Leubitz	2	2	0	0
Martin R Leubitz	1	1	0	0
Steve Leventhal	1	1	0	0
Lawrence A. Levine	1	1	0	0
Jann B. Levinsky	1	1	0	0
Irwin Levy	1	1	0	0
Albert Lew	1	1	0	0
Jerald R Lewis	1	1	0	0
Jimmy C Lewis	1	1	0	0
Toby Lewis	1	1	0	0
John & Dorothy Librande JTTEN	1	1	0	0
Ann Lichtbach	1	1	0	0
Maryjane A Licitra	1	1	0	0
Janice Lifton	1	1	0	0
Eddy C.K. Likwokcheong	1	1	0	0
Gayle Liliedahl	1	1	0	0
Linerfront & Co	1	1	0	0
Linda Link	6	6	0	0
Earnest C Lisenby	1	1	0	0

Little & CO Investment Sec	1	1	0	0
Rex C Littrell	1	1	0	0
Ed Livonius	1	1	0	0
Rodolfo Antonio Lluberes	29	29	0	0
Gene J Loehrer	1	1	0	0
Lois A. Jackson DDS	1	1	0	0
Joseph A. Lombardi	1	1	0	0
Richard H Longenberger	4	4	0	0
Thomas Loomis	1	1	0	0
Mario J Lopez Medpartners	7	7	0	0
Seymour M Loucks	1	1	0	0
Joseph Paul Louque	1	1	0	0
Jonathan Lourie	1	1	0	0
Linda L Love	1	1	0	0
Mildred D Love	1	1	0	0
Dennis C Lund	1	1	0	0
Leland E. Lutfy	1	1	0	0
Lorenz Lutherere	1	1	0	0
Thomas P. Lynch	1	1	0	0
Lynelle Berkey	63	63	0	0
Robert Craig Mabry	1	1	0	0
Dwight Mackie	1	1	0	0
Dave R Maclaskey	1	1	0	0
Jessie Y Maddalone	1	1	0	0
Beverly Maggio	6	6	0	0
John Magyar	1	1	0	0
John Q Mahaffey	1	1	0	0
Michael P Maher	1	1	0	0
Ahmad Mahmood	1	1	0	0
Michael S Main	1	1	0	0
Allen Mait	1	1	0	0
Rhonda Mait	1	1	0	0
Dudley E. Maki	1	1	0	0
Sharon M Makie TTEE	12	12	0	0
Deepak Malhotra	1	1	0	0
Jame C. Mallon	1	1	0	0
Larry H Mallory	1	1	0	0
Larry Steven Malone	4	4	0	0
Man Financial Inc	1	1	0	0
Mansion House Securities	23	23	0	0
Ruby Mantooth	1	1	0	0
Timothy A Manzella	2	2	0	0
Ronald Marchand	1	1	0	0
Scott Marchand	1	1	0	0
Chris Margiotis	1	1	0	0

Vasilios Margiotis	1	1	0	0
Maria Marin	1	1	0	0
Maria Gloria Marino	1	1	0	0
Dennis Mariotis	1	1	0	0
John Marra	1	1	0	0
David K Marshall	1	1	0	0
John J. Marshall	1	1	0	0
William J Martens	1	1	0	0
Lydia M Martin	1	1	0	0
Reginald D. Martin	1	1	0	0
Wayne E Martin	1	1	0	0
Joseph Masliansky	1	1	0	0
Robert J Mason	1	1	0	0
Calvin Leon Massey	1	1	0	0
Ellis Matthews	1	1	0	0
Lavon W Maulden Sr.	1	1	0	0
Mark T Maulden	1	1	0	0
James V Maxwell	2	2	0	0
Henry R May	6	6	0	0
Jane C. May	1	1	0	0
Joseph W. Mazzola	1	1	0	0
Michael James McAlpine	1	1	0	0
Bill E. McAnelly	1	1	0	0
Benjamin C McCallum	1	1	0	0
George M McCarroll	1	1	0	0
William P McCart	2	2	0	0
Larry G. McCaskill	1	1	0	0
Gerald F. McCaslin	1	1	0	0
J.T. McCelvey	1	1	0	0
John R McClellan	1	1	0	0
Arthur C. McCormack	1	1	0	0
H.T. McCormick	1	1	0	0
Gary L McCoy	1	1	0	0
Kevin McCrimmon	1	1	0	0
Mary H McCrory	1	1	0	0
David W McDonald	1	1	0	0
Tim L. McElderry	1	1	0	0
Lyle E. McGaughey	1	1	0	0
Roy S & June McGregor	1	1	0	0
George Donald McManus	1	1	0	0
Joy E McManus	1	1	0	0
Anna Dorthe McNaul	1	1	0	0
William T McWhinnie	1	1	0	0
Luke Meche	1	1	0	0
Brian D Meehan	1	1	0	0

Christophe Meert	17	17	0	0
Michael J. Meinerz	1	1	0	0
Henry L Melancon	1	1	0	0
Mellon Trust of New England	1	1	0	0
Leah Merenstein	5	5	0	0
Howard Mermel	1	1	0	0
Merrill,Lynch,Pierce,Fenner&Smith Inc.	1	1	0	0
Mesirow Financial Inc	1	1	0	0
Dr. Robert Messenbaugh	1	1	0	0
Stephen P Metiver	1	1	0	0
Harold Meyer	1	1	0	0
Stan Micek	1	1	0	0
Eugene M Michalski	1	1	0	0
James D. Milazzo	1	1	0	0
George H Millard	1	1	0	0
Millennium Brokerage, LLC	23	23	0	0
Albert Miller MD.	1	1	0	0
Bob Miller	1	1	0	0
Charles N Miller	1	1	0	0
Elizabeth B Miller, Exec	1	1	0	0
Gerald Miller	1	1	0	0
M Lou Miller	1	1	0	0
Phillip A Miller	1	1	0	0
Andrew Millington	15	15	0	0
Anita Millington	3	3	0	0
Edward Arthur Millington	24	24	0	0
Mary Claudine Millington	15	15	0	0
Mona R Mills	1	1	0	0
Richard A. Mills	1	1	0	0
Jeffrey M Milosevich	1	1	0	0
Reed S. Mitchell	1	1	0	0
Clarence G. Modjeski	1	1	0	0
Richard Molinari	1	1	0	0
Vincent Molinari	1	1	0	0
Peter N. Molitor, Jr.	1	1	0	0
Kristopher J Moniz	11	11	0	0
Sid Montgomery	1	1	0	0
Kay H. Montoya	1	1	0	0
James W. Moore	1	1	0	0
Mary M Moore	1	1	0	0
Robert T. Moore	1	1	0	0
Vonnie S Moore	1	1	0	0
Adofso Morales	1	1	0	0
Morgan Keegan & Co Inc	5	5	0	0
Richard L Morgan	1	1	0	0

David W. Mork	1	1	0	0
Richard M. Morris	1	1	0	0
Sally A Morris	1	1	0	0
Sarah C. Morrison	1	1	0	0
C Gayle Morrow	1	1	0	0
Carmen Morse	1	1	0	0
James A Morton	1	1	0	0
Wayne Morton	1	1	0	0
Mos Petroleum Inc.	1	1	0	0
Oleg Paul Moskalensky	2	2	0	0
Anthony Moskios	1	1	0	0
George W Moss	1	1	0	0
David W. Muckey	1	1	0	0
Brad H Muller	12	12	0	0
Christopher H. Munch	1	1	0	0
John Munden	1	1	0	0
Larry A. Mungiello	1	1	0	0
Muriel Siebert & Co Inc	1	1	0	0
Anne Muroff	1	1	0	0
John R Murphy	1	1	0	0
Patrick Murphy	1	1	0	0
Scott Michael Murphy	1	1	0	0
Mike Musso	1	1	0	0
Padma Muthi	1	1	0	0
John E Mutrie	1	1	0	0
David E Myer	1	1	0	0
Jefferson D R Myers	1	1	0	0
N.D. Rausman Foundation	1	1	0	0
James A Naftel	1	1	0	0
Gopi & Latha Nair	1	1	0	0
Peter Namychoi	1	1	0	0
Marvin E Nation	1	1	0	0
National Financial Services LLC	3	3	0	0
National Financial Services LLC	18	18	0	0
National Financial Services LLC	4	4	0	0
National Financial Services LLC	1	1	0	0
National Securities Corp	1	1	0	0
Eric Navara	1	1	0	0
NBCN CLearing, Inc	33	33	0	0
Dewey D Neal	1	1	0	0
David Nelson	1	1	0	0
New Pioneer Investors	1	1	0	0
Robert D Newcom	1	1	0	0
Thomas J Newcomb	1	1	0	0
David Newman Roth IRA	1	1	0	0

Robert E. Newnam	1	1	0	0
Robert C Newsom	1	1	0	0
Frederick A. Newtz	1	1	0	0
NFC Worthless Securities	28	28	0	0
Howard H Ngo	29	29	0	0
Cat Thai Nguyen	2	2	0	0
Ly Pham Nguyen	2	2	0	0
Quan Hoang Nguyen	4	4	0	0
Son X. Nguyen	113	113	0	0
Songphuong Nguyen	1	1	0	0
Thinh Tien Nguyen	1	1	0	0
Toan Quang Nguyen	19	19	0	0
Norman J. Nichals	1	1	0	0
Mark Nickels	1	1	0	0
Mrs. V.B.Nimmagadda	1	1	0	0
Chris C Noel	1	1	0	0
Ronald L Nolan Jr.	1	1	0	0
Dawn R Nolan	1	1	0	0
Mae Nolan	1	1	0	0
Ronald L Nolan	1	1	0	0
Norbay Securities, Inc.	1	1	0	0
North American Correspondent	7	7	0	0
Joe L. Norton	1	1	0	0
Ronald Norton	1	1	0	0
Norwest Bank Colorado NA TTEE	1	1	0	0
Stephen J Novick	6	6	0	0
NTL Management, Ltd	3,049	3,049	0	0
Vijaykumar S Nurani	1	1	0	0
James Nussbaum	1	1	0	0
James R. O'Donnell	1	1	0	0
Duane L. Oak	1	1	0	0
ODL Securities Limited	56	56	0	0
William Odom	1	1	0	0
Macgeline Oehrle	1	1	0	0
Carlton C Okamoto	1	1	0	0
Norm Oliver	1	1	0	0
Sally Olszewski	1	1	0	0
Roberta Oneil	1	1	0	0
Nam Ong	44	44	0	0
Lawrence Opisso	9	9	0	0
Oppenheimer & Co Inc	12	12	0	0
Dan Ord	1	1	0	0
Timothy Ord	1	1	0	0
Gerald J Ordoyne	1	1	0	0
Sara F. Orr	1	1	0	0

Ralph Oster	1	1	0	0
Stanley Ostheimer	1	1	0	0
Bertram M Ostrau	15	15	0	0
Anthony Michael Ottombrino TTEE	15	15	0	0
Mary E Y Ottosen	1	1	0	0
Neil Ovitt	1	1	0	0
Daniel J Owca	1	1	0	0
Leonard Owens	1	1	0	0
Pacific & Co.	1	1	0	0
Lewis R. Padgett	1	1	0	0
Paine Webber, Inc	1	1	0	0
Vincent Palermo	1	1	0	0
William T. Palfrey	1	1	0	0
Lois S. Palmer	1	1	0	0
Xinbang Pang	11	11	0	0
Valentino Papaleo	1	1	0	0
Paradise Global Management Inc	12	12	0	0
Glynn P Parent Sr.	1	1	0	0
William Parent	1	1	0	0
Arthur J Parham	1	1	0	0
Kenneth L. Pariseau	1	1	0	0
James Parker	15	15	0	0
Will H Parkinson	1	1	0	0
Felix J Parrino	1	1	0	0
Marc Pasewalk	1	1	0	0
Askok J. Patel	1	1	0	0
Herbert P Patterso	1	1	0	0
Patrick Patterson	1	1	0	0
Thomas S Patzer	1	1	0	0
Paulson Investment Co	1	1	0	0
Dorothy L Peacocke	1	1	0	0
Carl F Pearson	1	1	0	0
Norma J. Pedrick	1	1	0	0
Devendra Peer	1	1	0	0
Herman Peisffers	7	7	0	0
Jack H Pelon	1	1	0	0
Penson Financial Services Inc	40	40	0	0
Penson Financial Services Inc	1	1	0	0
Penson Financial Services Inc	4	4	0	0
Penson Financial Services Inc	1	1	0	0
Penson Financial Services Inc	11	11	0	0
Penson Financial Services Inc	18	18	0	0
Penson Financial Services Inc./CDS	6	6	0	0
Penson Financial Services of Canada Inc	49	49	0	0
Perelman Carley & Assoc	3	3	0	0

Thomas A Perkins	1	1	0	0
Peter Alexander Perlman	1	1	0	0
Ronald S. Perry	1	1	0	0
Gary Peters	1	1	0	0
Paul L Peterson	1	1	0	0
Kent A Petre	1	1	0	0
Dennis E Petrie	1	1	0	0
Kenneth R Pettis	1	1	0	0
Cau Xuan Pham	2	2	0	0
Hong Pham	2	2	0	0
Thuan Ngoc Phan	1	1	0	0
Gerald Phares	1	1	0	0
Walter Pharris	1	1	0	0
Robert R. Philippe Sr.	1	1	0	0
Tracy A Philippe	1	1	0	0
Rene Phillippart	1	1	0	0
Alfred S Phillippe	1	1	0	0
Gary J Phillips Sr.	1	1	0	0
Robert N Phillips	1	1	0	0
Virgie Rae Phillips	1	1	0	0
George P Pierce	1	1	0	0
Robert E. Pigford	1	1	0	0
Robert E. Pilgreen	1	1	0	0
Jeffrey M. Pill	1	1	0	0
Charles Pine	1	1	0	0
Russel H. Pine	1	1	0	0
Vance Pinkston	6	6	0	0
Piper Jaffray & Co	2	2	0	0
Sam Piranio	1	1	0	0
Patrick Piscitelli	1	1	0	0
James M Pitchford	1	1	0	0
Pittco	1	1	0	0
Leon G Plauche	1	1	0	0
John W Plum	1	1	0	0
Theresa M Plum	1	1	0	0
John Edward Pollock	1	1	0	0
Linda Maurine Pollock	1	1	0	0
Irving Poploff	1	1	0	0
Frederick E Popovitch	55	55	0	0
LLoyd E Porta	1	1	0	0
Stuart M Porter	1	1	0	0
Frank S Potestio	1	1	0	0
Jay L. Potter	1	1	0	0
David L Pourciau	1	1	0	0
Leon Powell	6	6	0	0

Tina Powell	3	3	0	0
William G. Powell	1	1	0	0
Joshua D Powers	15	15	0	0
William Poynton	2	2	0	0
Rajendra Prasad	1	1	0	0
Alan J. Prather Trustee	1	1	0	0
Preferred "Converts"	69	69	0	0
Preferred Capital Markets Inc	1	1	0	0
William E Prejean	1	1	0	0
Stephen J Prescott	1	1	0	0
Peter Press	1	1	0	0
Jackie D Prewitt	1	1	0	0
Richard M. Prickett	1	1	0	0
Thomas F Priester	1	1	0	0
Primevest Financial SVC Inc	7	7	0	0
Toby D Prince	1	1	0	0
Helen J. Pritchett	1	1	0	0
Russ C. Pritchett	1	1	0	0
William E. Pritchette	1	1	0	0
Metro Properties	1	1	0	0
Prudential Securities Inc	1	1	0	0
Dr. Donald M Prue	1	1	0	0
Irving Pukel	1	1	0	0
Joseph L Pulice	6	6	0	0
Kenneth Pykkonen	1	1	0	0
QTrade Securities Inc	3	3	0	0
Abdul Quddus	47	47	0	0
Anthony Quinn	1	1	0	0
Kieu Quynh	6	6	0	0
R M G Enterprises	1	1	0	0
R W Baird (Robert W) & Co Inc	6	6	0	0
Benjamin Rabinovici	180	180	0	0
Walter L Rachal	1	1	0	0
Ronald Raes	2	2	0	0
William M. Rainwater	1	1	0	0
Lazaro Ramirez	3	3	0	0
Cliff P. Rasberry	1	1	0	0
Kathryn A Rau	1	1	0	0
Raymond, James & Assoc. Inc.	13	13	0	0
RBC Dain Rauscher Inc	1	1	0	0
RBC Dominion Securities Inc	1	1	0	0
Joseph Reber	1	1	0	0
Charles J Reed	1	1	0	0
William F. Reetz	1	1	0	0
Dan Reeves	1	1	0	0

William R. Regan	1	1	0	0
William Regen	1	1	0	0
Eric S Reimsnyder	1	1	0	0
Stan Reiss	1	1	0	0
Gary W. Reller	1	1	0	0
Walter Brian Renz	1	1	0	0
James W Replogle	8	8	0	0
Reynolds & Reynolds	2	2	0	0
Francis M Ricci	1	1	0	0
Moya Pearl Rice	1	1	0	0
Richards Merrill & Peterson Inc	6	6	0	0
Dayton M. Richardson	1	1	0	0
Richway Enterprises Inc.	1	1	0	0
Mark A Riedel	1	1	0	0
Jesse Riker	1	1	0	0
George Rinalducci	3	3	0	0
Margie W Ring	1	1	0	0
Dwayne m. Ripperger	1	1	0	0
Roland R Rist	1	1	0	0
Stephen R Riviere	1	1	0	0
Robert T. Byrd, III	1	1	0	0
Michael J. Roberts	1	1	0	0
Le Voyd Robertson	1	1	0	0
Jimmie Rodgers	1	1	0	0
Anthony Rodriguez	1	1	0	0
Roger Martin Inc.	1	1	0	0
Dr. Paul Roger, Jr.	1	1	0	0
Paul J & Patricia I Rolfe	1	1	0	0
Barbara Roll	1	1	0	0
Paul W Rollins	1	1	0	0
R. J. Romano Sr.	1	1	0	0
Steve I Romanowski	7	7	0	0
Ober Rooney	1	1	0	0
Murray & Ruth Rosenbaum	1	1	0	0
Bernard Rosenberg	2	2	0	0
Carolyn K. Rosendale	1	1	0	0
Irvin S. Rosenstadt	1	1	0	0
Randall K Roshto	1	1	0	0
Peter Rossi	1	1	0	0
Jacob Roth	1	1	0	0
Bruce Rothberg	1	1	0	0
Dyke Rottschafer	1	1	0	0
Kathryn Dawn Rowekamp	1	1	0	0
Elsie Rude	1	1	0	0
Thomas R Ruha	1	1	0	0

Richard A Rullo	1	1	0	0
Ronald C Rushing	1	1	0	0
V. Lee Russell	1	1	0	0
Gloria L Rutledge	1	1	0	0
Margaret Ryan	1	1	0	0
S & D Ranch (A Partnership)	1	1	0	0
William Frank Sabarese	1	1	0	0
Charles E. Sabatt	6	6	0	0
Sam P. Sabella	1	1	0	0
Gertha H. Sabus	1	1	0	0
Carolee Rae Saenz	1	1	0	0
Charles P Saenz	1	1	0	0
Joseph D Saia	1	1	0	0
Richard D. Sakasitz	1	1	0	0
Donald M. Salameno	1	1	0	0
Bill Sallee	1	1	0	0
Terence Salmon	3	3	0	0
Salomon Smith Barney Inc	1	1	0	0
Candela Salvatore	1	1	0	0
Mohan Sarwal	1	1	0	0
Julie Sawyer	1	1	0	0
Timothy L Scardina	1	1	0	0
Robert J Scarrozzo	1	1	0	0
Kenneth R. Schaefer	1	1	0	0
Henry J Schexnayder	1	1	0	0
Ronald Schiff	1	1	0	0
Lester Schmidt	1	1	0	0
Alan M Schneider	1	1	0	0
Donald E. Schnorr	1	1	0	0
Ron M Schoenfelder	1	1	0	0
Charles Michael Schott	1	1	0	0
Scotia Capital Inc	22	22	0	0
Scott & Stringfellow Inc	1	1	0	0
Jimmy A Scott	1	1	0	0
Stephen D. Scott	1	1	0	0
Thomas C Scott	1	1	0	0
Vickie L Scott	1	1	0	0
Christian H Sease	9	9	0	0
Securities Settlement Corp.	1	1	0	0
Eric D. Sedillo	1	1	0	0
Margaret R. Selman IRA	1	1	0	0
Irene P Serpas	1	1	0	0
Setomatic Inc.	1	1	0	0
Hugh Severs II	1	1	0	0
Hugh B. Severs II	1	1	0	0

Hugh B. Severs II	1	1	0	0
Hugh B. Severs II	1	1	0	0
Hugh B. Severs II	1	1	0	0
Jeanne M. Severs	1	1	0	0
Jane Sgaliardich	2	2	0	0
Mark D Shamburger	1	1	0	0
Miller L Shamburger	1	1	0	0
Eliza L Sharp	1	1	0	0
Aslam M Shaw	3	3	0	0
Scott M Shaw	1	1	0	0
Bruce L Shearer	1	1	0	0
David J Sheehan TTEE	1	1	0	0
Stephen P Sheets	1	1	0	0
Brian M Sheppard	1	1	0	0
Kevin D Sheppard	1	1	0	0
Joseph M Sheridan III	1	1	0	0
Janet M. Sherman	1	1	0	0
Dr. Richard Sherriff	1	1	0	0
Yin-Tai Shiah	2	2	0	0
Theodore R Shipman	1	1	0	0
Frances H Shipp	1	1	0	0
Dave Shockley	12	12	0	0
Robert D. Showalter	1	1	0	0
Edward Shtafman	20	20	0	0
Roderick L Shulver	1	1	0	0
Ramona S. Sibley	1	1	0	0
Roy G. Siegfried	1	1	0	0
Sidney S Silhan	1	1	0	0
Mark Silverman	1	1	0	0
A. Michael Simpkins	1	1	0	0
Buren R. Singletary	1	1	0	0
Leonard Sivumaki	17	17	0	0
Edward R. Skidmore	1	1	0	0
William H. Skirball	1	1	0	0
Gus Slanowich	1	1	0	0
Carl E Slatt	1	1	0	0
Peter Slavin	1	1	0	0
Woodrow W. Sledge Jr.	1	1	0	0
Barry J. Smith	1	1	0	0
Collins D Smith	1	1	0	0
Curtis D Smith	12	12	0	0
Hollis Smith	1	1	0	0
Jerry E Smith	1	1	0	0
Joe G Smith	1	1	0	0
John R Smith	1	1	0	0

Kenneth Smith	1	1	0	0
Michael D. Smith	1	1	0	0
Paul Smith	1	1	0	0
Raymond P. Smith	1	1	0	0
Rodney D. Smith	1	1	0	0
Steven Collins Smith	1	1	0	0
Frank A Soccodato	20	20	0	0
Sadie Solkoff	1	1	0	0
SovCap Equity Partners, Ltd.	1,153	1,153	0	0
Jimmy F. Spangle	1	1	0	0
Jane E Sparacello	1	1	0	0
Barney Spielman	1	1	0	0
Robert W Splaine	1	1	0	0
Glenn A Sraga	2	2	0	0
Cynthia S Stafford	1	1	0	0
Mac H. Stafford	1	1	0	0
Randy K Stafford	1	1	0	0
Bonnie L Stamey	1	1	0	0
Robert B. Stanat	1	1	0	0
Thomas H Stanfield	1	1	0	0
Doug K. Stanton	1	1	0	0
State of Delaware	1	1	0	0
Richard Stearns	1	1	0	0
Brian Steck	5	5	0	0
Bobbie R Steele	1	1	0	0
Emanuel Stegman	1	1	0	0
Anthony A Stehling	1	1	0	0
Janie E Steinbach	1	1	0	0
Robert Steinbrick	1	1	0	0
Larry F. Stern	1	1	0	0
Sterne Agee & Leach Inc	3	3	0	0
Erik Tyler Stevens Education IRA Acct	1	1	0	0
Gene N Stevens	1	1	0	0
R. Barry Stevens	1	1	0	0
Robert W Stevenson As Trustee	57	57	0	0
Robert W Stevenson As Trustee	57	57	0	0
Robert W Stevenson As Trustee	57	57	0	0
Robert W Stevenson As Trustee	57	57	0	0
Robert W Stevenson As Trustee	57	57	0	0
Gregory Stever	6	6	0	0
Daniel E. Stewart I	1	1	0	0
John T. Stewart	1	1	0	0
Stifel, Nicolaus & Co. Inc.	1	1	0	0
Stock Watchers Investment Fund	1	1	0	0
Kyle Jason Stolarski	1	1	0	0

David Stone	1	1	0	0
Winifriede Stone	1	1	0	0
David E. Storhaug	1	1	0	0
Alan Stormo	1	1	0	0
Dr. Allan Stormo	1	1	0	0
Lesley J Story	1	1	0	0
John Stovall	1	1	0	0
IRA J STRAMBLER	34	34	0	0
Gary B. Strauss	1	1	0	0
Mark Strauss	1	1	0	0
A.D. Strech	1	1	0	0
Robert M Stremick	1	1	0	0
Sidney Strenger	1	1	0	0
Stronghold Associates Inc	2	2	0	0
Stuart James & Co. Inc.	1	1	0	0
Marie A. Stumpf	1	1	0	0
Ian Subel	11	11	0	0
Joshua Sucov	1	1	0	0
Joshua Sucov	1	1	0	0
Daniel P Sulich	5	5	0	0
Michael R Sullivan	1	1	0	0
Patrick M Sullivan	1	1	0	0
Ryan Sullivan	2	2	0	0
Derrell Suter	1	1	0	0
F.W. Sutherland	1	1	0	0
James Swain	1	1	0	0
Neal Swain	1	1	0	0
William J Swain	1	1	0	0
David Swanson	1	1	0	0
Reed D. Swanson	1	1	0	0
Tim B Sweeney	1	1	0	0
Swiss American Securities Inc	85	85	0	0
Sydney Stevens MD.	1	1	0	0
Hal S. Synder	1	1	0	0
Ellen Szuchmacher	1	1	0	0
Amin Taheri	1	1	0	0
Attila Takach	1	1	0	0
Kwa-Sur Tam	1	1	0	0
Carlos M Tamarit	3	3	0	0
Fred G. Tan	1	1	0	0
Tina S Tan	1	1	0	0
Stephan G Tanberg	1	1	0	0
Robert M Tanney	1	1	0	0
Peter A. Tascarella	1	1	0	0
Billy Jack Taylor	1	1	0	0

Dan B Taylor	1	1	0	0
Lloyd Taylor	6	6	0	0
TD Ameritrade Clearing Inc	7	7	0	0
Meredith E Teates	1	1	0	0
Kenneth Teeter	1	1	0	0
Newton Teichmann	1	1	0	0
Louis David Temaner	1	1	0	0
Temple Securities Ltd.	22	22	0	0
Robert J Terrebone	1	1	0	0
Arthur P. Texel	1	1	0	0
The Lilly E Purrier	12	12	0	0
The Partnership	1	1	0	0
Ronald J. Thelen	1	1	0	0
Ronald J. Thelen	1	1	0	0
Ronald J. Thelen	1	1	0	0
Craig W. Thomas	1	1	0	0
James J. Thomas	1	1	0	0
James E. Thompson	1	1	0	0
John B Thompson	1	1	0	0
Pamela Thompson	610	610	0	0
Arthur Thomson	1	1	0	0
Sam A Thomson	1	1	0	0
David Lawrence Tick	1	1	0	0
Earl J Tieman	2	2	0	0
Tiger Investments	1	1	0	0
Lawrence G Timeus	1	1	0	0
Dalli C Tiwari	1	1	0	0
Andre F. Toce	1	1	0	0
John D. Tolan	1	1	0	0
Tort Securities & Invest	1	1	0	0
Mark Toth	6	6	0	0
Don Tran	57	57	0	0
Hanh Tran	78	78	0	0
Janine Mai Tran	6	6	0	0
Mark Trask	9	9	0	0
Beth Ann Travis	1	1	0	0
Mary C. Treacy	1	1	0	0
David M Trelles	1	1	0	0
Arthur Trenholme	1	1	0	0
Philip Trestyn	1	1	0	0
Tri-Angle Investments	1	1	0	0
Tricntntal. Shipping & Terminl	1	1	0	0
Betty Trisdale	6	6	0	0
Henry Cong Truong	57	57	0	0
Hung Thanh Truong	13	13	0	0

Trustmark National Bank	1	1	0	0
Try Investments	1	1	0	0
Kenneth B. Tucker	1	1	0	0
John J. Turk Jr.	1	1	0	0
Jodee Tuttle	3	3	0	0
Cheryl Tyler	1	1	0	0
Laverne E. Tyler	1	1	0	0
Kenneth E Tynes	1	1	0	0
Mae R. Tynes	1	1	0	0
Louis L. Tyrell	1	1	0	0
U.S. Clearing Corp.	1	1	0	0
UBS Financial Services	15	15	0	0
Carmelo Ullo	1	1	0	0
Gerald H Ulm	1	1	0	0
Barbara Underwood	1	1	0	0
Union Securities Ltd	444	444	0	0
UOB Kay Hian Pte Ltd	12	12	0	0
William F. Upson	1	1	0	0
US Bancorp Investments Inc	4	4	0	0
Robert N. Utter	1	1	0	0
Luc Van De Velde	9	9	0	0
Anthony Van Horn	1	1	0	0
John Van Wart	1	1	0	0
Dave VanDyke	15	15	0	0
Dale S. Vanniman	6	6	0	0
Richard D. Vap	1	1	0	0
Frances S Varnado	1	1	0	0
Darrel G Vaughn	1	1	0	0
Jody L Vaughn	1	1	0	0
Francis Vause Jr	8	8	0	0
Carl Vause	7	7	0	0
Ian Andrew Vause, Esq.	43	43	0	0
Mark Francis Vause, Esq,	43	43	0	0
Celeste A. Veillon	1	1	0	0
Venture 1	1	1	0	0
John Louis Vidakovich	1	1	0	0
Roberta Marie Vidakovich	1	1	0	0
Vietnamese Alliance Church	41	41	0	0
Vietnamese Christian Fellowship	1	1	0	0
Charles J Vinton	3	3	0	0
Donald J. Voelker	1	1	0	0
Jim Voigt	1	1	0	0
Mr. Walter Laube Von Laubenfels	9	9	0	0
Huan Q. Vu	6	6	0	0
Hau Duc Vuong	6	6	0	0

Robert S. Wagner	1	1	0	0
William J Walker	1	1	0	0
William L Walker	1	1	0	0
Barbara J. Walkosz	1	1	0	0
Eldo Wall	1	1	0	0
Mrs. Patricia Mary Walsh	169	169	0	0
Fon J. Warburton	1	1	0	0
Jerry G. Ward	1	1	0	0
William R Ward	1	1	0	0
Robert James Waring	4	4	0	0
Fred A Washek	2	2	0	0
Godfrey J Wasuespack	1	1	0	0
Wallace Watroba	3	3	0	0
Gary E Watson	152	152	0	0
Patricia A Watson	20	20	0	0
John B Watts	1	1	0	0
Harold F Webster	1	1	0	0
Arnold Wegher	1	1	0	0
Gary Weiner	1	1	0	0
Marilyn Sylvia Weintraub	1	1	0	0
Keith Howard Weiss	6	6	0	0
Harold W Welburn	1	1	0	0
Lucyna S Welch	3	3	0	0
Wells Farbo Bank IRA	1	1	0	0
Wells Fargo Bank IRA	12	12	0	0
Wells Fargo Investments LLC	1	1	0	0
John G Wells	1	1	0	0
Wally W. Wells	1	1	0	0
Cade M Wentz	1	1	0	0
Gertrude Wesenberg	1	1	0	0
Western Capital & Securities	1	1	0	0
Ken Western	1	1	0	0
Westwood Dental Group Profit	1	1	0	0
James O. Wetzel	1	1	0	0
WH Selfinvest S.A.	1	1	0	0
John Q Wheat	1	1	0	0
Rhoda L. Whitney	1	1	0	0
Michael H. Wiemer	1	1	0	0
Joseph D Wiewel	1	1	0	0
Alexander Leroy Wiggan	2	2	0	0
Vernon R Wiggins	1	1	0	0
William E Wiley	1	1	0	0
Thomas Robert Wilkerson	1	1	0	0
Ericka Wilkins	1	1	0	0
Jim C. Willey	1	1	0	0

Earlene P. Williams	1	1	0	0
Joseph F. Williams	1	1	0	0
Larry D Williams	1	1	0	0
W Mason Williams	1	1	0	0
Jana E Williamson	1	1	0	0
Ray P Willis	1	1	0	0
Wilson-Davis & Co.	5	5	0	0
Lawrence E Windsor	1	1	0	0
John Z Winsky	1	1	0	0
Orville C Winstead	1	1	0	0
Winterflood Securities Limited	7	7	0	0
Sally Ann Winters	1	1	0	0
George Wise	1	1	0	0
Erik Matthew Wishneff	1	1	0	0
Ken Wolf	1	1	0	0
Barbara Wolfson	1	1	0	0
Women Unlimited	1	1	0	0
Keith K. Wong	152,397	152,397	0	0
Kim Wong	1	1	0	0
Kwok Kit Wong	1	1	0	0
Linda Wong	1	1	0	0
M K Wong	1	1	0	0
Malinda S. Wong	1	1	0	0
Paul Wong	1	1	0	0
Rebecca Wong	1,677	1,677	0	0
Rudolph Wong	5,579	5,579	0	0
Michael G. Woodard	1	1	0	0
Clarence R. Woods	1	1	0	0
Reid Whitney Woodward	6	6	0	0
Jess Wright	1	1	0	0
Michael L Wroten	1	1	0	0
Jules L. Wurzel	1	1	0	0
Xiamen Overseas Chinese	260	260	0	0
Xie Chungui	16,600,000	16,600,000	0	0
Edward Martin Yeager	1	1	0	0
Edward Yevak	1	1	0	0
Fred G York	1	1	0	0
Lambert Yost	9	9	0	0
Earl K Young	1	1	0	0
Pincus D Zagelbaum	1	1	0	0
Mauricio Zapiach	1	1	0	0
Dwayne A. Zaunbrecher	1	1	0	0
Liang Zhang	1	1	0	0
Gary Lee Zieman	1	1	0	0

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker–dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  through an exchange distribution in accordance with the rules of the applicable exchange;
  in privately negotiated transactions;
  through short sales;
  through sales pursuant to Rule 144;
  in which broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
  through a combination of any such methods of sale; and
  by any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

We currently have authorized capital of 100,000,000 shares, all shares of which are designated as common stock, par value $0.001 per share. As July 31, 2009, the Company has outstanding 20,000,000 shares of common stock. Our common stock is not listed for trading on any exchange.

Common Stock

As of July 31, 2009, there were 20,000,000 shares of our common stock issued and outstanding held by 1,605 stockholders of record.

All shares of our common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by our stockholders. The shares of common stock do not entitle their holders to any preemptive, subscription, conversion or redemption rights, and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect our entire board of directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each stockholder is entitled to receive a proportionate share of the assets available for distribution to stockholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock. Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by our board of directors out of funds legally available for dividends. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors. All issued and outstanding shares of our common stock are fully paid and non-assessable. The transfer agent and registrar for our common stock is Jersey Transfer and Trust.

Preferred Stock

The Company does not have an authorized class of preferred stock

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law firm of Dieterich & Mazarei LP has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Wonder International Education & Investment Group Corporation (“Wonder”) is a US holding company, incorporated in Arizona on April 21, 2008. Its wholly own subsidiary, Anhui Wonder Education and Management Company, Ltd, in China, in turn wholly owns seven separate vocational training schools in seven provinces in China. Wonder schools are now famous non-governmental vocational education institutions in China. Wonder’s core business is to provide IT education. Wonder's seven (7) vocational schools are in the following provinces of China: Anhui, Jiangsu, Zhejiang, Fujian, Henan, Hubei and Liaoning. Wonder has significant assets, a stable operation, a vast market expansion plan and a clear stock equity structure.

  Wonder’s core business goal is to provide educated IT students to the business community of China. To meet this goal, Wonder has established an excellent vocational education system which includes two new education models, called the “1+3” training and the “Double Certificate” models. Both education models have gained significant acceptance and reputation throughout China.
  Wonder has established a partnership with more than 30,000 corporations in China and with 12 employment institutions. This is part of Wonder’s Employment Referral System. Wonder graduates more than 12,000 IT students annually providing significant resources to China’s corporations and the information infra-structure for the country.

  Wonder’s market focus is in the vast rural areas of China and the students who do not pass the national high school exam or the entrance test for university acceptance. There are more than five (5) million students each year that are candidates for Wonder’s IT education. Wonder has established a strong marketing strategy to reach these students and to promote its IT education programs.
  Wonder has assembled a solid management team and a professional staff to execute their excellent business model and their plans to expand the business significantly. Wonder’s market strategies have been developed to take advantage of the large market potential in China.
  Wonder’s financials are solid including a strong asset position along with good revenue and profit numbers.
  Wonder expects to grow their business during the next 3 years to educate 50,000 students each year in 25 to 30 schools. This will generate approximately 400 million RMB or approximately $60 million annually. To realize this growth, Wonder needs to raise approximately 500 million RMB or approximately $70 million . The return on investment is estimated to be 39.4 per cent.
  Wonder’s growth is solidified with an excellent management team and staff, with good risk protection, strong financials, and strong protection measures.
  Wonder is currently a solid investment and has significant upside due to a solid marketing plan along with a strong return on investment coupled with low risk.

Wonder International Education & Investment Group Corporation
USA

Board of directors
Chairman
CFO
CEO
Anhui Wonder Education & Management Company Ltd, China
Administration manager
Teaching manager
Marketing manager
Scientific research manager
HR manager
Anhui Wonder, China
Hubei Wonder, China
Zhejiang Wonder, China
Jiangsu Wonder, China
Henan Wonder, China
Fujian Wonder , China
Liaoning Wonder, China

AWARDS & QUALIFICATION

  Wonder was awarded the “Precursor of National Non-government Vocational Education institution” by the ministry of labor of the People’s Republic of China
  Wonder was recognized as one of the “Top Ten IT Education Institutions” in China.
  Wonder was assessed the “Excellent Training Center” by Macromedia in America.
  Wonder was awarded the “Trustful Corporation”, “Reassurance Service Corporation”, “Full-satisfied Corporation”, “Perfect Service Corporation”, “Zonta Club” by Consumer Association of Anhui Province.
  Wonder was assessed the “Excellent Authorized Training Center” and “Excellent Regional Support Center for ATC” by Microsoft.
  Wonder was awarded the “Best Partner in Grand China” by Core in Canada.
  Wonder was awarded the “Outstanding Achievement Award”, “Outstanding Corporation” and “Top Ten Corporation of Vocational Education Institution”
  Wonder was assessed the “Top Ten Training Center” and “Best Partner in Five Years” by Adobe of America
  Wonder was awarded with “Outstanding Achievement Award” and as “Excellent Training Center in Grand China” by Autodesk of America
  Wonder was awarded the “Excellent Training Center of NIT” by ministry of education of the People’s Republic of China.

EDUCATION MODEL AND CHARACTERISTICS

CURRICULUM SYSTEM

Wonder provides vocational training and employment service to its students. Wonder provides numerous IT classes in several different areas as noted below. Many of Wonder’s students come from rural areas of China. Therefore, Wonder provides a comprehensive employment orientation and helps its students to find employment after their IT program is complete. Wonder’s primary target market is students who have graduated from the high schools in China.

Classification of Curriculum System

Training Curriculum Program

Recruitment Target & Students Distribution

Students who are recruited with junior high school certificates and higher will be mainly taught basic knowledge of computer applications. Students with high school certificates and higher will learn about the professional use of a computer.

The percentage of students is shown by the type of IT program study in the above graph. Most students are in the Computer-based Art Design curriculum since this area has a large market demand and provides a significant employment opportunity.

CHARACTERISTICS OF THE EDUCATION MODEL

Particular & Inventory Cultivation Model

Wonder has created the “1+3” education model (“Training + Knowledge + Professionalism + Entrepreneurship”) which focuses its efforts on the students’ ability to put theory into practice and utilizing their entrepreneurship abilities, which are also taught by Wonder. By utilizing this very unique education model, Wonder has provided a significant number of talented students, skilled in computer technology.

Market Oriented Course Program

Wonder is focused on what the market needs and what employers require. Wonder has established their course work to meet these needs in a timely and effective manner.

Based on the needs of corporations and especially their need for talent and Wonder’s ability to look forward in IT technology, Wonder has created an excellent market oriented curriculum. Wonder will revise its curriculum every six (6) months after receiving advice and feedback from employment agencies and their corporate partners. Wonder will revise the curriculum taking into account the feedback and also utilizing their 16 years of teaching experience, by applying key design factors, and considering the projected revenue and cost for the new curriculum. Wonder will also test the new curriculum by having its professors conduct the necessary tests with a risk assessment. By utilizing this model, Wonder has been using the most up-to-date and market-needed curriculum system while lowering the risk and cost of the program.

Excellent Education Support

Faculty

Currently, Wonder has 650 teachers who are sufficient to educate 20,000 students each year. Wonder also employs many part-time teachers.

Hardware Facilities

There are over 8000 sets of computers in Wonder schools, and various kinds of laboratory classrooms are available, including: Auto-lectured labs, graphic design labs, in-house adorning and design labs, digital movie labs, television design labs, computer set-up and repair labs, internet labs, Cisco Network labs, program design labs and professional studios.

Excellent Education Support

  Recommended institution by the ministry of education, labor, and information.
  Authorized training center for Microsoft, Adobe, Cisco, Autodesk, Discreet and Macromedia
  Authorized training center for Corel, Solid works, CIW, Sun, Linux in Canada
  The only authorized training institution, internet technology school, ATA software school in Anhui Province for

  Microsoft
  Authorized training institution for the Chinese Anti-Hacker & Computer Virus Research Center
  Authorized test center for Prometric, which is the largest computer test service corporation, providing over 60 famous IT tests worldwide.

PROPRIETARY BUSINESS MODELS

Double Certificates Education Model

Wonder has launched the Double Certificates Education Model identified as “Ability + School Certificates”. This model provides assistance to students of Wonder who are taking classes through the self-study program, or the adult education program or through the off-campus program. Wonder will also provide students, who pass the required tests, certificates authorized by a foreign institution and the National Junior College Degree. This model has been recognized and accepted throughout China since it provides opportunities for many students who cannot take the traditional classes.

Employment Referral System

With student employment as a key strategy, Wonder has set up the employment referral system. After several years of development, Wonder has established an excellent partnership with over 30,000 corporations and is able to secure 100 percent employment for its students. Of course, this is highly attractive to its students who are anxious to find jobs.

Wonder’s Employment Center Distribution

MARKET ANALYSIS

CURRENT SITUATION OF FOREIGN VOCATIONAL EDUCATION

Current vocational education in several main developed countries

Vocational education plays an important role in many developed countries’ education system, providing significant contributions to promote economic development, solve the country’s employment problems and improve young people’s abilities throughout the country. In many countries, the vocational education is very popular, especially in Germany, the United States, and Australia.

Germany

According to the OECD data in 2006, future graduates of university level programs made up 20.6 percent of the population while approximately 80 percent were taking part in vocational education. Additionally, many students after taking part in vocational education are at the same level with those graduates from the university level in developing countries. Also, due to the difference between Germany’s education systems with other countries, graduates from German universities equal those with master degrees of developing countries. Even in the 20.6 percent of graduates from university level programs, there is a significant percentage who take the higher degree vocational education.

According to statistics, for every 1 million students graduated from high school in Germany, 55-60 percent of them are taking vocational education. Many of them are working while taking classes in vocational education schools. Many are apprentices in German factories but are taking vocational classes to improve their skills. This is called Binary Education.

United States

Recently, with the increase of vocational labor demand by United States’ corporations, the vocational education programs are once again popular. The number of registered students taking part in vocational education increased 57 percent; from 9.6 million in 1999 to 15.1 million in 2004, with increases of 15 percent annually after 2004.

Australia.

Australia has established a very comprehensive vocational education teaching and training system. It provides various kinds of vocational training, such as traditional business programs (for the manufacturing and construction industries) and expanding industries (such as Information Technology and Biomedical Engineering industries). Additionally, the amount of funding invested into vocational teaching and training has increased to 10 billion Australia dollars annually, equaling 1.5 percent of the GDP of Australia.

There are nearly 5000 vocational teaching and training institutions in Australia, divided into three (3) different categories. First the national ones, which are owned by federal or local governments, including various kinds of technology and further-study institutions (TAFE in short), emigrant education service and agriculture schools. Of them, technology and further-study institutions are primarily taking the responsibility to provide vocational training to the whole society, especially those in-school students. The national program plays the main role in Australia’s training system, with more than 250 institutions and over 1.3 million students currently enrolled. The second category is the community and corporate vocational training institutions. They mainly provide the vocational training for their employees, and for the people living in the local communities. The third category is the private training institutions, with no funding provided by the national government. They are developed in the competitive world. Of the three categories, the national program is the largest with the other two growing significantly during the past few years with future growth expected. The entire vocational education program is growing in Australia.

Main vocational education model in foreign countries

Binary Education Model used in Germany.

Binary education is an education system that is supported by the national government and managed by schools and companies. There are two parts of the Binary Education model. The first part refers to vocational education schools teaching the professional. The other part refers to a corporation or some social organization having students trained in a related technology which impacts their business or social culture.

Germany designed the Professional Vocational System to include basic knowledge courses and professional knowledge coursework along with an activity oriented process. The basic knowledge courses are usually easy to follow while professional courses contain almost all of the knowledge needed by certain industry. The model focuses on providing training in the workplace, including factories, and focuses the student’s learning on the details for the specific industry in an efficient manner.

The model plays an important role in improving people’s abilities and skills, keeping Germany as a competitive economy internationally. However, critics say that it is too dependent on the corporations and it provides too much specialized training.

CBE Model used in USA and Canada

Competency Based Education (CBE), which came into being after World War II, was generally used in North America’s education system especially, in the USA and Canada. It is still one of the leading education models in the world.

Distinguishing features of the model are as follows: First, the school will employ a professional staff to set-up a Professors Committee. This committee will determine the abilities and skills needed within a certain business and they will determine the training target; next, the school will arrange the related staff to set up the education model and the teaching program. To focus on the teaching of abilities and skills needed for a certain job, instead of the traditional education model with basic course as the key focus, has ensured that the training target is quickly achieved.

CBE accepts the “Self-Assessment System”, focusing on students’ self assessment and training on students’ abilities and skills, and relying on feedback from the students. In this system, teachers provide guidance and act as consultants while students actively engage in their training. This system emphasizes the use of demonstrations, reading guides, hands-on training, visiting existing facilities and practical training. CBE advocates believe that this improves the student’s creative thinking abilities.

CBET Model used in Great Britain and Australia.

Competency Based Education and Training (CBET), relies on the outcome of vocational ability analysis to set up a national authorized standard. This standard provides a detailed illustration of the responsibilities and tasks of a specific job. This includes not only the learned knowledge but also the use of the knowledge and the technology. The national standard for specific jobs allows the vocational schools to develop vocational qualification requirements for different levels of education. It allows the students to clearly understand what is required to reach a certain education level. The standard also helps the vocational schools determine the training level for each student. The public has accepted this model as the best method to educate and train its students to meet the needs of the society.

Company-Based Model used in Japan

The most distinguished features of education in Japan are their developed company-based vocational education instead of school-based vocational education. The vocational high school, even the comprehensive high school model, established after World War II is decreasing. Corporations recruit and train their own employees. The so-called “Company-based model” is one kind of after-high-school vocational education model.

There are no National standards for education or training. Employees train for the job that is specified by the contract that they have with their company. Therefore, the education level and target depends on the needs of the corporation. The employees are trained either in workshops or in classrooms, while the contents of the training will be closely related to specific job’s need. The corporations will bear the full cost of the education and training. No National funds are required or available.

Forward-looking Review of vocational education in foreign countries

Vocational education tends to focus on the “fit” between the student’s talent and the company’s need. It also depends on predicting the company’s vocational technology need, and the amount of participation by the corporation.

Focusing on technology exploration,

Several countries and regions have already published documents or reports to promote technology ability development. According to several reports by the European Union, the number of people with lower level technology or no professional knowledge totals approximately 80 million and are in the 25 to 64 age group. The amount equals the population of the largest country in EU-Germany.

To have vocational training be more accurate, countries in the EU pay great attention to the predictability of technical abilities. For example, there are systems such as Great Britain’s Technology Database, the “Studying Monitor System” in Norway, Technology Ability Prediction Method in Finland, and the Technology Cooperation Program of the French.

People-Oriented Vocational Education

The People-Oriented Vocational Education focuses on people’s career development, the vocational education guide, and providing flexibility and openness in communication.

First, this system focuses on people’s career development. This important focus coupled with the openness of the education system is the distinguishing feature of the people-oriented education system with Australia’s middle level to senior level positions in corporations. They focus on building the skills of individuals. They emphasize the transformation from a general education to a vocational education to obtaining a university degree. For example, in Australia’s junior high school, students studying basic coursework can apply to study in the vocational education system. After obtaining the vocational education certificates, students can apply for study in a university. Several contracts have been signed between specific universities and some TAFE institutions, which allow students to finish the TAFE course, and then continue to study in the associated university. Once both sets of coursework have been completed and the appropriate tests passed, the students are able to get both the TAFE vocational education certificate and a bachelors degree from the associated university.

Second, this system focuses on the employment guide. Many countries in Europe, America and Australia pay great attention to their employment guide. The career guide of America contains an introduction to the entire field of opportunities, details of related businesses, and information on the employment selection process and finally on how to prepare yourself for a specific field. In Australia, there’s professional training and teaching in TAFE institutions concerning employment opportunities.

The third part of this system is to set up a communication system between the university and vocational education systems. The system will include a credit transfer system, and a sharing of study and working experience between the university and vocational education systems. Look at the following systems for additional details: the “Unit system” in

Australia, the “Separation System and the Credit Approval System” of Chinese Taiwan, and the “Credit Transform System” in Great Britain. All of these systems have excellent communication processes.

Professional Courses with professional Orientation

Several famous and popular education models in the world such as ability-based education, working career education and general knowledge education are all professionally-oriented.

GENERAL SUMMARY OF CHINESE VOCATIONAL EDUCATION

There are three levels in the vocational education system in China. Education starts with the Junior Vocational Education school followed by the Secondary Vocational Education school and finally one moves to the Senior Vocational Education school. The most popular is the Secondary Vocational Education school since it is directly linked to the development of China’s economy.

Statistically, the number of Secondary Vocational schools has increased 2.1 times versus the number of schools in 1978. The number of students has also increased. The number of students recruited for Secondary Vocational schools has increased 10.5 times while the number of in-school students increased 14.3 times.

The Development of China’s Private Vocational Education

More than 80 million students from the Secondary Vocational Education schools and more than 20 million students from the Senior Vocational schools have graduated in the past 30 years. At the same time, over 150 million people are taking part in various kinds of vocational education in China. In 2008, the Secondary Vocational Education program represented approximately 50% of the entire High School Education system in China and it continues to grow.

FORWARD-LOOKING REVIEW OF CHINESE VOCATIONAL EDUCATION

Chinese Government Encouraging Private Vocational Education

There are four kinds of Vocational Education schools currently in China divided by the different management systems. They are: Nationally financed Vocational Education schools, Vocational Education schools managed by social organizations, Vocational schools managed by corporations and finally, the privately owned Vocational schools. The Private Vocational Schools are the most popular in China. Since capital is very scarce, the Chinese government is encouraging the founding of non-government owned or privately owned institutions for Vocational Education.

Market-oriented establishment of professions in vocational education school

The professions in a Vocational School are established by a combination of market demand and what is taught in that specific school. Currently, almost all of the professions in the vocational education school system are set up by utilizing the principles of market orientation and satisfaction of the development of the local economy. The market is based on demand and only those professions that meet this demand survive.

Focusing on practical training methods

Chinese education has changed from an elite education system to a more popular education focused on vocational training. With the optimization of the industry structure and with more specialization required, a vocational education has become more important. Practical skills are needed in the work place. The vocational education system requires students to practice what they learn by putting into practice what they studied in the classroom. Many of the students will seek more than one educational degree to meet the needs of the industry in their areas.

Setting up the training courses based on a company’s need to secure a talented workforce.

Vocational education schools usually set up the training courses based on a company’s talent need. As many employers request new staff with related working experience, the local vocational schools build a strong relationship with the employers; if necessary, the students will be taught specific skills to meet the needs of the employer.

There is a surplus of students from the rural parts of China.

During the past few years, there have been tens of thousands of laborers from rural areas transferred to cities to obtain jobs. However, most of them have very little education or practical training.

Since the cost to study in a vocational education school is much lower than any other education school, it is very economical for students from rural areas to choose a vocational education. To obtain a vocational education, students from the rural areas of China can have access to professional classes and have the possibility of working in large cities after graduation. Accordingly, the vocational-specific technologies education school plays an important role in the Chinese urbanization process.

THE POTENTIAL OF “INFORMATION TECHNOLOGY (“IT”) EDUCATION” IN THE CHINESE MARKET

According to the Ministry of Education in China, there are 1,816,878 graduates of IT departments and 1,710,832 in-school students studying IT at vocational education schools in 2006. As the IT industry develops, this will require that IT education have a rapid development as well.

The IT industry has grown in size to 51.9 billion dollars and is now 0.8% of China’s GDP. Many IT companies and Research Centers have been created in China during the past few years. Therefore the demand for IT talent has also grown significantly and individuals with IT skills are in great demand.

TARGET MARKET ANALYSIS

Wonder has significant advantages since their primary recruitment area is from Junior High Schools and High Schools from the rural areas of China. Also, Wonder has the resources to provide employment and career placement services once the student graduates from their vocational school.

Great market demand of vocational education after high school in China

With the improvement of Chinese high school education and limited education resources at the same time, there’s great market demand for vocational education. According to statistics from the Ministry of Education in China, 8.8 million students had been recruited by universities with the average enrollment ratio of 60.23 per cent of total possible students in 2006, in 2007 the quantity increased to 10.1 million while the ratio decreased to 54 per cent; in 2008 the quantity reached a culminating point of 10.5 million students and the ratio was 57.04 per cent. Therefore, there is only a small improvement of Chinese Universities’ total capacity. Accordingly, there is great market demand for vocational education.

China Junior High and High School Enrollment

Great market demand of vocational education by rural labor force in China

Great market demand of vocational education due to the transfer of rural labor

The Chinese government is faced with the task of moving a significant amount of rural labor to China’s larger cities as the country moves toward urbanization. It is predicted that 15 to 20 million people from the rural areas of China will need to be transferred to the cities to meet the demands of the economy during the next 5 to 10 years. Poor education throughout the country has hindered the realization of this process. However, many believe that the expanding vocational education system will provide the necessary skills needed to meet the economic demands and will accelerate the urbanization of China.

There is great opportunity for the vocational education industry as the Chinese develop and build new villages and complete the urbanization process.

Currently, China is actively developing and implementing the New Village Construction program. This program is intended to accelerate the training of rural laborers who are transferring from their rural homes to the larger cities where many of the new jobs are located.

During this urbanization process, more highly educated rural laborers are needed. However, amongst the rural laborers younger than 35 years old, less than 9.1 per cent have been professionally trained and less than 5 percent have taken part in the rural vocational education system. The lack of education is hindering the progress of the urbanization process and the New Village Construction program.

The Chinese government has published several policies to promote the development of vocational education. The Chinese government believes vocational education is a key program for speeding up the New Village Construction program and the urbanization process. Vocational education is one of the most effective programs to improve the skills of the rural laborers as they transfer to critical jobs in the larger cities of China.

Training institutions that focus their attention on providing rural vocational education will see significant opportunities during the New Village Construction projects. The size of this market is very significant for those who take advantage of the urbanization process in China. The Chinese government has initiated a series of policies to supply incentives to organizations to provide rural vocational education. The State Department’s decision “to energetically develop vocational education” affirms the great opportunity that exists for those who devote themselves to the rural vocational education market.

LEGAL PROCEEDINGS

Neither the Company nor any of its officers are involved in or contemplating any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Nasdaq, AMEX or OTC Bulletin Board maintained by FINRA upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Nasdaq, AMEX or OTC bulletin board or any other market or, if traded, that a public market will materialize.

Record Holders

As of July 31, 2009, there were 1,605 holders of record of our common stock, including the dividend recipients from Eastbridge.

Rule 144 Shares

Of the total of 20,000,000 issued and outstanding shares of our common stock, none are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, an affiliate who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 200,000 shares as of the date of this prospectus; or
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Non-affiliates who have beneficially owned shares, for a period of at least six months, of a company that has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a minimum ninety (90) days are not subject to the “volume limitations” set under rule 144(e).

Sales by affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Non-affiliates who have beneficially owned shares for a period of a year or longer are not subject to the currency of information requirements.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

While there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends, we have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

Equity Compensation Plan Information: No options have been granted under an Equity Compensation Plan or any other similar plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements which reflect management's current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words "believe," "expect," "intend," "anticipate," "estimate," "may," variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management's current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in our next Annual Report on form 10-K and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Fiscal year ended December 31, 2008 compared with December 31, 2007.

The following is an analysis of our revenues and gross profit, details and analysis of components of expenses, and variance from December 31, 2008 compared to December 31, 2007.

Revenues.

Our revenues for the year 2008 were $9,712,635, which represents an increase of $315,186 (or 3%) from revenues of $9,397,449 for comparable 2007 period. The increase in revenues reflects the expected progress of our business, which might have been greater if not for the worldwide economic crisis. Cost of Sales for 2008 was $4,006,191, which represents a decrease of $46,468 (or 1.1%) from the $4,052,659 cost of 2007. This decrease in cost of sales reflects efficiencies expected from business growth.

Expenses.

Selling and administrative expenses.

Selling and administrative expenses (which includes salaries and benefits, depreciation, travel and promotion, technical support and related overhead) for 2008 were $1,748,920, which represents an increase of $11,251 (or 0.6%) from the expenses of the prior year. Major items of expense of the two years are presented below.

The relatively small increase in selling and administrative expenses for the 2008 period is the result of growth in our business. Increases in advertising, salaries and benefits, and office expense were offset by efficiencies in other areas.

Operating Income (Loss). We generated operating income during 2008 of $4,213,292 compared with $3,602,486 in 2007, for the reasons discussed above.

Other Income and Expenses.

Other income was $482,737 in 2008, compared with $417,843 in 2007. Interest income was $235,578 in 2008; there was no comparable amount in 2007. The Company started a small loan business late in 2008 which generated the interest income. This business was discontinued early in 2009. Interest expense was $22,731 in 2008, compared with $14,123 in 2007.

Foreign currency translation adjustment.

Foreign currency translation adjustment, which is the impact of different foreign exchange rates applied to balance sheet accounts, versus those applied to income statement accounts, was a gain of $861,252 for 2008, which contrasts with a gain of $598,333 for the comparable 2007 period. The increase reflects the strengthening of the Yuan (or RMB) against the US Dollar.

Total Comprehensive Income

For the 2008 year end period, we had a total comprehensive income of $4,500,764 compared with a total comprehensive income for 2007 of $3,159,577. The increase is due to the reasons discussed above.

Income Per Share.

Income applicable to common stock holders was $0.12 per share in 2008 compared with $0.09 per share during 2007.

Current trends in the industry

We have experienced a consistent trend of sales increases due to expansion of the numbers of our schools and increased government support for technical training. We expect this trend to continue and, in order for us to retain our market share and increase and surpass revenue levels previously achieved, we will continue to expand the number of schools that we operate. We will also focus on maintaining good government relations by providing what we believe to be a higher level and quality of service. We wish to attract new students by providing this level of service consistently.

We have been able to retain our market share and expect to increase our student base and level of sales with our existing methods of marketing, sales staff and the service we provide. We believe that service is the most important factor in our marketing mix. As mentioned above "Trends in the Market", with new developments in rural areas, the PRC will be supporting the training we provide. We anticipate such developments will increase our sales significantly.

Liquidity and Capital Resources.

As of December 31, 2008, we had working capital deficit of $10,119,427, compared to a working capital deficit of $8,809,836 as of December 31, 2007. The increase is due principally to the establishment of a small loan business, which was discontinued during 2009.

Over the next 12 months, we will require additional working capital of approximately $1,000,000 to sustain our working capital needs based on projected sales of $10,500,000:

Sources of Capital.

We expect our revenues generated from operations to cover our projected working capital needs; however, if additional capital is needed, we will explore financing options such as shareholder loans. Shareholder loans are without stated terms of repayment. We have no formal agreement that ensures that we will receive such loans. In the event shareholder loans are not available, we may seek long or short term financing from local banks.

We have a credit facility with a local bank under which we can borrow up to $2,000,000, with interest at the Basic Rate (a rate which is promulgated periodically by the China central bank - People’s Bank of China).

Plans for Expansion.

Given sufficient funding, we expect to expand our operations throughout China by establishing additional schools. Each new school will have a full complement of staff. The capital needed for each new school is about $1,500,000 and is not included in the working capital needs.

We do not know of any trends, events or uncertainties that are likely to have a material impact on our short-term or long-term liquidity other than those factors discussed above.

Material Commitments

We do not have any material commitments for capital expenditures other than what discussed relating to establishment of our new facilities.

Seasonal Aspects

Our business is seasonal in that sales are particularly low in the summer months, due to school vacations. Sales are usually higher at the start of new semesters.

Off Balance Sheet Arrangements.

We have no off balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES, JUDGMENTS AND ESTIMATES

Critical Accounting Estimates.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The application of GAAP involves the exercise of varying degrees of judgment. The resulting accounting estimates will not always precisely equal the related actual results. Management considers an accounting estimate to be critical if:

Assumptions are required to be made, and

Changes in estimates could have a material adverse effect on our financial statements.

The following accounting policies are the ones that we consider critical.

Revenue Recognition. Revenue is recognized when product is delivered to customers. In determining delivery, consideration is given to the following: whether an arrangement exists with the buyer; whether delivery has occurred; whether the price to the buyer is fixed or determinable; and that collection is reasonably assured. No provision is made for any right of return that may exist as the criteria specified in Statement of Financial Accounting Standards (SFAS) No. 48 have been met.

Common Stock. Common stock of the Company will occasionally by issued in return for services. Values will be assigned to these issuances equal to the market value of the common stock at measurement date. Measurement date is defined under EITF 96-18 which states the criteria to be used for the valuation of stock issued for goods and services.

Stock Options. Stock options, if issued, will be valued at fair value on the dates of issuance using a Black Schools valuation model, in accordance with the provisions of SFAS No. 123R.

Other Comprehensive Income. The company reports as other comprehensive income revenues, expenses, and gains and losses that are not included in the determination of net income. Resultant gains during the years 2008 and 2007 are the result of gains from translations of Chinese currency to U.S. dollars.

Foreign Currency Translation. All Company assets are located in China. There assets and related liabilities are recorded on the books of the Company in the currency of China (Renminbi), which is the functional currency. They are translated into US dollars as follows:

(a)	Assets and liabilities at the rates of exchange in effect at balance sheet dates;
(b)	Equity accounts, at the exchange rates prevailing at the times of the transactions that established the equity accounts; and
(c)	Revenues and expenses, at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes to or disagreements with our certifying accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. The Board of Directors elects our executive officers annually. Our directors serve one-year terms or until their successors are elected and accept their positions. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships or understandings between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Chungcui Xie

Mr. Xie Chungui, is the founder and chairman of Wonder International Education & Investment Group Corporation (Scottsdale, Arizona), and founder of Wonder Education & Management Company (Anhui, China), a wholly owned subsidiary of the former. Mr. Xie is the president of Li Hongzhang Research Society, honorary president of Liu Mingchuan Research Society, general director of Xu Beihong Education Foundation, branch director of China Association for Promoting Democracy in Hefei, NPC member in Hefei, vice-president of Anhui Computer Industry trade association and executive member of Anhui Association of Industry and Commerce.

Mr. Xie is constantly advancing with time, blazing new trails, exploring and perfecting the Wonder-style teaching method. He motivates Wonder's management to emphasize high quality teaching to their students. Mr. Xie founded the first computer school in Anhui and invented the now famous nationally "Wonder 1+3" teaching method. He is recognized as the leader in IT education in China. A few short years later since its founding, the network of Wonder computer education had expanded to East China, Central China, North China, Northeast China and many other places. Mr. Xie now also co-operates with U.S. Microsoft , the United States sector Networks, Canada Quebec Board of Education, Indian Asian Institute of Information Technology , Charles-Tudor University in Australia, South Korea South Hanba University, Shuntianxiang University and many other famous universities.

     Mr. Xie is a man of strong social responsibility and has the pioneering and innovative spirits. He supports China's plan for science and education; he has successfully demonstrated a successful civilian-run vocational institution. In the years 2004 and 2005, he was awarded the honorary title of “VIP of the Time in China Computer Education” in Beijing. In December 2004, he was honored as “The Most Influential Figure of China Private Education” by Education Association of China. From 2005 to 2007, he had been honored the titles of “20 Years’ Special Contribution Award of Anhui Consumer Rights Protection” and “Chinese Leader of Huizhou merchants”.

Xiang Wei

Mr. Wei Xiang (Frank Wei), CEO of Wonder International Educational & Investment Group Corp, the US holding company. Mr. Wei has a post graduate degree in engineering and master of Economic Laws.

Mr. Wei graduated from and then worked for Anhui University's Department of Chemistry since July 1991. From July 1991 to August 1996, he taught in the chemistry department of AU; in August 1996, he moved to Office of Educational Administration in A.U., responsible for the management of teaching and laboratory work. From August 1998 to April 2005, Mr. Wei had participated in the construction work of experimental materials and equipment management department in Anhui University. He took charge of the planning, design and construction work for the new campus center. In April 2005, he joined Wonder Group.

While working full time at his various jobs, Mr. Wei had hosted computer related education programs at Hefei radio station, Hefei television station and Anhui People Radio Station. In July 1995, he originated the first computer topic program Computer Time, which lasted five consecutive sessions and had a great influence in the field of IT broadcasting.

Ever since Mr. Wei started working, he has always shown a great interest in China's IT vocational training. He had earlier participated in the curriculum design as well as teaching planning, market planning and publicity drives of many local vocational schools. He has a good understanding and rich management experience in China's current IT training market.

After Mr. Wei joined Wonder, he had also taken some responsibility in investment and financing due to the needs of his work. Mr. Wei has a good handle on Wonder's investment, finance and legal matters.

WenMing Xie

Mr. Xie received his Bachelor of Science degree in 1989 from Fudan University. From 1989 to 1999, he worked for the state government in Anhui as accountant. Since 1999, Mr. Xie has worked for Anhui Wonder Vocational School as vice principal and chief accountant and certified public accountant.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. We have no significant employees other than the officers and directors described herein.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 of the Company’s outstanding common stock as of July 31, 2009 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares. The figures are based on a total of 20,000,000 common shares as of July 31, 2009.

Beneficial ownership means sole and shared voting power or investment power with respect to a security. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options and/or warrants currently exercisable, or exercisable at a later date, are counted as outstanding, but these shares are not counted as outstanding for computing the percentage ownership of any other person. At this time, however, there are no such options or warrants granted or outstanding.

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through any means including the exercise of any option, warrant or conversion of a security.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than disclosed herein, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any member of the immediate family of any of the foregoing persons.

It should be noted that none of the directors of the Company is independent.

Expenses and Meetings

All officers and directors will be reimbursed for any expenses incurred on our behalf, including travel, lodging and meals. They may also, at such time as we have sufficient revenues from operations of our business, receive a fee for Board meetings attended, including meetings of committees of our Board, however, no such fees have been paid as of the date of this filing.

Directors and officers attend board meetings at least once every month or up to 12 times per year. No directors or officers have attended less than 90% of the meetings. All directors and officers attended the previous year’s Annual General Meeting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Arizona statutes provide, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

The Company’s Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Arizona law. Such indemnification applies in advance of the final disposition of a proceeding.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director or officer.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Eastbridge Investment Group Corporation is paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers.

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity.

RECENT SALES OF UNREGISTERED SECURITIES.

There were no sales of unregistered securities by Wonder since inception on April 17, 2008.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for the years ended December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Income
Consolidated Statements of Changes in Shareholders’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

Financial Statements for the Quarterly Period Ended September 30, 2009

Consolidated Balance Sheets
Consolidated Statements of Cash Flows
Consolidated Statements of Income

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Wonder International Education & Investment Group Corporation

We have audited the accompanying consolidated balance sheets of Wonder International Education & Investment Group Corporation as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wonder International Education & Investment Group Corporation as of December 31, 2008 and 2007, and the results of its operations and cash flows for the years ended December 31, 2008 and 2007 in conformity with U.S. generally accepted accounting principles.

/s/Robert G. Jeffrey
ROBERT G. JEFFREY, Certified Public Accountants
November 30, 2009

Wayne, New Jersey

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS		
Current Assets:		
Cash	$ 2,197,883	$ 282,874
Miscellaneous receivables	1,252,978	65,693
Short term loans receivable	10,553,301	-
Accrued interest receivable	239,292	-
Deferred income taxes receivable	935,424	1,135,875
Employee receivables	80,469	18,694
Teaching supplies	6,510	27,708
Total current assets	15,265,857	1,530,844
Fixed Assets:		
Building	4,295,225	4,025,145
Computers and related furniture and equipment	3,439,414	2,994,367
Vehicles	282,843	265,058
	8,017,482	7,284,570
Less accumulated depreciation	2,351,363	1,557,828
Net fixed assets	5,666,119	5,726,742
Other Assets:		
Advances to related parties	16,973,854	11,521,109
Officer loans	484,891	66,658
Total other assets	17,458,745	11,587,767
Total Assets	$38,390,721	$18,845,353
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities:		
Bank loan payable	$ 437,688	$ 410,167
Bank drafts payable	1,896,647	-
Other loans payable	12,570,144	-
Accounts payable	252,109	676,168
Advanced tuition payments	3,741,696	4,543,498
Accrued liabilities	156,284	161,371
Employee loans	30,549	56,222
Advances from related parties	2,375,487	1,794,630
Taxes payable	3,924,680	2,698,624
Total current liabilities	25,385,284	10,340,680
Stockholders' Equity:		
Common stock: authorized, 100,000,000 shares without par value; issued and outstanding, 20,000,000 shares	5,858,782	5,858,782
Retained Earnings	4,469,642	1,376,057
Earnings appropriated for statutory reserves	788,761	242,834
Accumulated other comprehensive income	1,888,252	1,027,000
Total Stockholders' equity	13,005,437	8,504,673
Total Liabilities and Stockholders' Equity	$38,390,721	$18,845,353

The accompanying notes are an integral part of these financial statements.

	2008	2007
Revenue	$ 9,712,635	$ 9,397,449
Cost of Sales	4,006,191	4,052,659
Gross Profit	5,706,444	5,344,790
Other operating income	270,040	-
Other operating expense	(14,272)	(4,635)
Expenses:		
Selling and Administrative Expenses	1,748,920	1,737,669
Operating Income	4,213,292	3,602,486
Other Income and Expense:		
Interest income	235,578	-
Other Income	482,737	417,843
Interest Expense	(35,025)	(33,229)
Other Expense	(22,731)	(14,123)
Income Before Income Taxes	4,873,851	3,972,977
Provision for Income Taxes:		
Current Provision	961,968	1,252,878
Deferred Provision	272,371	158,855
Net Tax Provision	1,234,339	1,411,733
Net income	3,639,512	2,561,244
Other comprehensive income – foreign currency translation adjustments	861,252	598,333
Total comprehensive income	$ 4,500,764	$ 3,159,577
Income Per Share -		
Basic and Diluted	$.12	$.09
Weighted average number of shares outstanding	20,000,000	20,000,000

The accompanying notes are an integral part of these financial statements.

	Common Stock Shares	Common Stock Amount	Statutory Reserve	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance January 1, 2007	20,000,000	$5,858,782	$ -	$ (942,353)	$428,667	$ 5,345,096
Net income for year				2,561,244		2,561,244
Allocation of statutory reserve			242,834	(242,834)		-
Other comprehensive income					598,333	598,333
Balance, December 31, 2007	20,000,000	5,858,782	242,834	1,376,057	1,027,000	8,504,673
Net income for year				3,639,512		3,639,512
Allocation of statutory reserve			545,927	(545,927)		-
Other comprehensive income					861,252	861,252
Balance, December 31, 2008	20,000,000	$5,858,782	$788,761	$4,469,642	$1,888,252	$13,005,437

The accompanying notes are an integral part of these financial statements.

	2008	2007
CASH FLOWS FROM OPERATIONS:		
Net income	$ 3,639,512	$ 2,561,244
Adjustments to reconcile net income to net cash provided by operating activities:		
Charges not requiring the outlay of cash:		
Depreciation and amortization	678,318	649,128
Deferred tax benefit	272,371	158,855
Changes in assets and liabilities:		
Increase in employee receivables	(59,581)	(10,259)
(Increase) decrease in other receivables	(1,164,520)	40,093
Decrease in teaching supplies	22,699	41,279
Increase in accrued interest receivable	(235,578)	-
Decrease in accounts payable	(462,142)	(181,481)
(Decrease) increase in amounts due to employees	(28,989)	8,201
Increase in taxes payable	1,028,769	1,336,635
(Decrease) increase in accrued liabilities	(15,669)	33,021
Decrease in advanced tuition payments	(1,089,486)	(296,049)
Net Cash Provided By Operating Activities	2,585,704	4,340,667
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchases of fixed assets	(240,346)	(164,545)
Loans to officers	(407,339)	(97,242)
Issuance of short term loans	(10,389,520)	-
Increase in advances to related parties	(6,176,528)	(7,180,153)
Repayments of advances to related parties	1,569,449	2,345,991
Net Cash Consumed By Investing Activities	(15,644,284)	(5,095,949)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Borrowing under short term loans	14,242,275	131,281
Increase in advances from related parties	15,511,359	846,009
Repayments of advances from related parties	(15,057,977)	(337,394)
Net Cash Provided By Financing Activities	14,695,570	639,896
Effect on cash of exchange rate changes	278,019	137,477
Net change in cash	1,915,009	22,091
Cash balance, beginning of period	282,874	260,783
Cash balance, end of period	$ 2,197,883	$ 282,874

The accompanying notes are an integral part of these financial statements.

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

1. ORGANIZATION and BUSINESS

Organization of Company

The Company was organized in the state of Arizona on April 17, 2008, for the purpose of providing computer related IT education in The People’s Republic of China (PRC). On April 26, 2008, the Company entered into an agreement (the Agreement) to exchange 20,000,000 of its common stock for all the common stock of Anhui Wonder Education & Investment Management Corporation (China Wonder), a company incorporated in the PRC. This transaction has been accounted for as a reverse merger, with China Wonder treated as the acquiring company. The Company had no assets or liabilities on the date of the merger, so no allocation of the purchase price was made.

Business

China Wonder was incorporated in the PRC, on April 1, 2008. Its operations are headquartered in the city of Hefei, which is the capital of Anhui province. It operates information technology schools through seven subsidiaries (see Note 2) in Hefei and in six other cities of the PRC. Each of the seven subsidiaries of China Wonder is licensed by local authorities to operate a school. Prior to the acquisition of China Wonder by the Company, the Company had no operating history and had no assets, liabilities, or equity. As a result of entering into the Agreement, the shareholders of China Wonder became shareholders of the Company.

Risks and Uncertainties

China Wonder operates under the authority of a business license which was granted April 10, 2008 and expires April 10, 2028. Renewal of the license will depend on the result of government inspections which are made to ensure environmental laws are not breached.

The officers of the Company control through direct ownership most of the outstanding stock of the Company. As a result, insiders will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of the Company directors.

In the year 2005, the PRC enacted a law restricting ownership of Chinese operating companies to Chinese individuals and entities, or to non Chinese individuals and entities which acquired entity interests for cash. Since the Company does not qualify for ownership under that law, it technically has no legal standing under the laws of the PRC to assert its ownership rights to China Wonder or the seven other subsidiaries. The Company does not believe this will affect its right to operate through China Wonder in the PRC.

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, China Wonder, and the seven wholly owned subsidiaries of China Wonder, listed below. All intercompany balances and transactions have been eliminated in consolidation.

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations Of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, short term loans receivable and related accrued interest, and miscellaneous receivables. However, all Company assets are located in the PRC and Company cash balances are on deposit at financial institutions in the PRC, the currency of which is not free trading. Foreign exchange transactions are required to be conducted through institutions authorized by the Chinese government and there is no guaranty that Chinese currency can be converted to U.S. or other currencies.

Recognition Of Revenue

Revenue is usually collected in advance of delivery of services. It is recognized as services are delivered to students. In determining delivery, consideration is given to the following: whether an arrangement exists with each student; whether services have been delivered; whether the price to each student is fixed or determinable; and that collection has occurred. No provision is made for any right of return that may exist as the criteria specified in Statement of Financial Accounting Standards (SFAS) No. 48 have been met.

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, short term loans and related interest, other receivables, bank loans payable, accounts payable, accrued liabilities, other liabilities, and advances from affiliated companies, approximate their fair values at December 31, 2008.

Fixed Assets

Fixed assets are recorded at cost. Depreciation is computed using the straight line method, with lives of fifty years for buildings, five years for computers and related equipment and furniture, and eight to ten years for automobiles.

Taxes

China Wonder generates its income in China where Value Added Tax, Income Tax, City Construction and Development Tax, and Education Surcharge taxes are applicable. Neither the Company nor China Wonder conducts any operations in the U.S.; therefore, U.S. taxes are not applicable.

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Common Stock

Common stock of the Company will occasionally be issued in return for services. Values will be assigned to these issuances equal to the market value of the common stock at measurement date. Measurement date is defined under EITF 96-18 which states the criteria to be used for the valuation of stock issued for goods and services.

Stock Options

Stock options, if issued, will be valued at fair value on the dates of issuance using a Black Scholes valuation model, in accordance with the provisions of SFAS No. 123R.

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Recently Adopted Accounting Pronouncements

Management believes that none of the recently adopted accounting pronouncements will have a material affect on the Company financial position, results of operations, or cash flows.

Other Comprehensive Income

The Company reports as other comprehensive income revenues, expenses, and gains and losses that are not included in the determination of net income. Resultant gains during the years 2008 and 2007 are all the result of gains from translations of Chinese currency amounts to U.S. dollars.

Foreign Currency Translation

All Company assets are located in China. These assets and related liabilities are recorded on the books of the Company in the currency of China (Renminbi), which is the functional currency. They are translated into US dollars as follows:

(a) Assets and liabilities, at the rates of exchange in effect at balance sheet dates;

(b) Equity accounts, at the exchange rates prevailing at the times of the transactions that established the equity accounts; and

(c) Revenues and expenses, at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income.

Product Warranties

Refunds to students who withdraw from courses are rarely made and are made only at the discretion of the Company. For this reason and, since revenue is recognized only as services are provided, no provision is needed for possible withdrawals.

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Net Income Per Share

The Company computes net income per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. The number of weighted average shares outstanding as well as the amount of net income per share are the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Advertising Cost

The Company expenses advertising costs when an advertisement occurs. Amounts expensed were $646,818 during 2008 and $767,464 during 2007.

Segment Reporting

Management treats the operations of the Company as one segment.

3. STATUTORY RESERVE

As required by the Chinese law that governs accounting, the Company allocates 10% of its previous year’s after tax profits, if any, to a Statutory Reserve Fund and 5% to a Statutory Public Welfare Fund, as determined from year to year. These funds are allocated appropriately until reserves reach 50% of Paid in Capital.

4. RELATED PARTY TRANSACTIONS

The Company president controls a number of Chinese enterprises which are involved in the field of education and in other fields. Advances were made to seven of these companies during the year 2008 and to six of them during the year 2007. In addition, advances were received from six of these companies during the year 2008 and from six of these companies during the year 2007. Activity in these accounts during 2007 and 2008 is summarized below.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

4. RELATED PARTY TRANSACTIONS (CONT’D)

These schedules are not addetive, because the records are kept in the Chinese currency (RMB) and currency exchange rates have changed during these periods.

During the year 2006, the Company president advanced $37,000 to the Company. That advance remained outstanding at December 31, 2008. It is due on demand and does not bear interest.

During 2007 and 2008, payments were made on behalf of the Company president. The outstanding balances of these were $107,000 at December 31, 2007 and $526,000 at December 31, 2008.

During the year 2008, the Company purchased computers from one of the companies controlled by the company president. These purchases totaled $149,952.

5. RENTALS UNDER OPERATING LEASES

The Company conducts its operations from its principal business office in Hefei, China. These offices are owned by the Company president and are operated without charge. If rent were charged for this space; it would be $3,591 per month. Three of the schools rent classroom and office space under operating leases. Leases for two of these schools expire more than one year after December 31, 2008. Future rent for these leases is presented below:

6. BANK LOAN

The Company has a short term bank loan which is renewed periodically. The balances at December 31, 2008 and 2007 were $437,688 and $410,167, respectively. The current loan matures October 16, 2009 and bears interest at 8.316%.

7. BANK DRAFTS PAYABLE

The Company has an arrangement, similar to a letter of credit, with a Chinese bank under which drafts are drawn to satisfy Company obligations. These drafts are usually due in less than one year and payment is guaranteed by the bank. The Company is required to have adequate funds on deposit with the bank when the drafts are presented for payment. There is no interest charged for these drafts, but the bank charges a fee for this service. Drafts totaling $1,896,647 were outstanding at December 31, 2008.

8. SMALL LOAN BUSINESS

During the year 2008, the Company began a small loan business. Loans totaling $10,756,709 were made during 2008; of this amount, $10,553,301 remained outstanding at December 31, 2008. These loans bore interest at a rate of 1.64% per month. They were financed by borrowings which did not require the payment of interest; the outstanding balances of these loans totaled $12,570,144 at December 31, 2008. Interest income generated by this small loan business during 2008 totaled $235,578. Since this business is unrelated to the basic business of the Company, it was discontinued during 2009 and turned over to an entity controlled by the Company president.

9. INCOME TAXES

The Company is required to file income tax returns in both the United States and China. Its operations in the United States have been insignificant and income taxes have not accrued. In China, the Company is responsible to file tax returns for each of its eight subsidiaries.

The Company has not filed all of the tax returns that are required in China. It has, however, recognized its obligations for income taxes by accruing appropriate liabilities on the financial statements. The Company is in the process of negotiating with taxing authorities to which it is responsible to bring its filing status current. It does not expect resultant settlements to exceed the amounts accrued.

The Company has one class of transactions that causes the recognition of a significant deferred tax benefit: The Company recognizes revenue only as it is earned; for income tax purposes, however, revenue is recognized as it is collected, resulting in the accrual of taxes before the income is recognized on the financial statements. Under SFAS No. 109, “Accounting for Income Taxes”, deferred tax assets may be recognized unless it is more likely than not that the tax benefit will not be realized. The Company recorded deferred tax assets in 2008 and 2007 of $935,424 and $1,135,875, respectively. A valuation allowance had been provided at December 31, 2006 of $288,592; no such allowance was deemed necessary in subsequent years.

A reconciliation of the taxes calculated by applying the Chinese statutory rate to pre tax income with the provisions for income taxes is presented below.

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

10. EXPENSES

Major items included in Selling & Administrative expenses were the following:

11. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Cash was paid for interest of $36,542 during 2008 and $22,745 during 2007.

Cash was paid for income taxes in the amounts of $7,742 in 2008 and $8,925 in 2007.

There was no non cash financing or investing activity during either 2008 or 2007.

12. CONTINGENCIES

Consistent with business practices in China, the Company carries no insurance except for auto insurance.

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2009 (unaudited)	December 31, 2008 (audited)
ASSETS		
Current Assets:		
Cash	$ 3,563,301	$ 2,197,883
Miscellaneous receivables	1,471,070	1,252,978
Short term loans receivable	-	10,553,301
Accrued interest receivable	172,985	239,292
Deferred income taxes receivable	976,220	935,424
Employee receivables	94,475	80,469
Teaching supplies	10,267	6,510
Total current assets	6,288,318	15,265,857
Fixed Assets:		
Building	4,225,603	4,221,544
Computers and related furniture and equipment	3,473,654	3,464,860
Vehicles	331,632	331,078
	8,030,889	8,017,482
Less accumulated depreciation	2,887,545	2,351,363
Net fixed assets	5,143,344	5,666,119
Other Assets:		
Advances to related parties	19,894,186	16,973,854
Officer loans	569,291	484,891
Total other assets	20,463,477	17,458,745
Total Assets	$31,895,139	$38,390,721
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities:		
Bank loan payable	$ 1,899,688	$ 437,688
Bank drafts payable	1,461,452	1,896,647
Other loans payable	-	12,570,144
Accounts payable	39,628	252,109
Advanced tuition payments	2,514,377	3,741,696
Accrued liabilities	477,925	156,284
Employee loans	35,257	30,549
Advances from related parties	2,142,659	2,375,487
Taxes payable	5,201,257	3,924,680
Total current liabilities	13,772,243	25,385,284
Stockholders' Equity:		
Common stock: authorized, 100,000,000 shares without par value; issued and outstanding, 20,000,000 shares	5,858,782	5,858,782
Retained Earnings	8,803,065	4,469,642
Earnings appropriated for statutory reserves	1,553,483	788,761
Accumulated other comprehensive income	1,907,566	1,888,252
Total Stockholders' equity	18,122,896	13,005,437
Total Liabilities and Stockholders' Equity	$31,895,139	$38,390,721

The accompanying notes are an integral part of these financial statements.

WONDER INTERNATIONAL EDUCATION & INVESTMENT GROUP CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Periods Ended September 30,

	2009	2008
CASH FLOWS FROM OPERATIONS:		
Net income	$ 3,823,201	$ 2,853,910
Adjustments to reconcile net income to net cash provided by operating activities:		
Charges not requiring the outlay of cash:		
Depreciation and amortization	531,236	552,711
Deferred tax benefit	39,131	251,612
Changes in assets and liabilities:		
Increase (decrease) in employee receivables	(13,845)	4,026
(Increase) decrease in other receivables	(215,582)	14,148
Increase in teaching supplies	(3,739)	(18,937)
Decrease(increase) in accrued interest receivable	66,601	(125,400)
Decrease in accounts payable	(133,487)	(543,462)
Increase (decrease) increase in amounts due to employees	4,648	(23,954)
Increase (decrease) in taxes payable	1,267,504	(898,984)
Increase in accrued liabilities	320,826	179,853
Decrease in advanced tuition payments	(1,231,605)	(1,529,524)
Net Cash Provided By Operating Activities	4,454,889	712,379
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchases of fixed assets	-	(192,820)
Decrease(increase) in loans receivable	10,553,285	(2,182,432)
(Increase) decrease in loans to officers	(83,429)	14,357
Net Cash Provided (Consumed) By Investing Activities	10,469,856	(2,360,895)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Borrowing under short term loans	-	41,929
Repayment of short-term loans	((10,435,457)	-
(Increase) decrease in advances to related parties	(2,886,397)	2,481,270
(Decrease) increase in advances from related parties	(236,482)	277,345
Net Cash (Consumed) Provided By Financing Activities	(13,558,336)	2,764,606
Effect on cash of exchange rate changes	8,638	35,902
Net change in cash	1,375,047	1,151,992
Cash balance, beginning of period	2,188,254	282,784
Cash balance, end of period	$ 3,563,301	$ 1,454,776

The accompanying notes are an integral part of these financial statements.

BASIS OF PRESENTATION:

The unaudited interim consolidated financial statements of Wonder International Education & Investment Group Corporation (the Company) as of September 30,2009 and 2008 and for the nine month periods ended September 30, 2009 and 2008, have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods. The results of operations for the nine month period ended September 30, 2009 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2009.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2008.

EXHIBITS

3.1	Certificate of Incorporation filed with State of Arizona, April 17, 2008
3.2	Bylaws
5.1	Opinion of Legal Counsel, Dieterich and Mazarei.
10.1	Common Stock Exchange Agreement between the Company, EastBridge Investment Group Corp. and Anhui Wonder Education & Investment Management Corporation, dated April 26, 2008
10.2	Equity Pledge Agreement
10.3	Proxy Agreement
10.4	Operating Agreement
23.1	Consent of Dieterich and Mazarei (Legal Counsel) (included in opinion listed as Exhibit 5.1)

UNDERTAKINGS AND SIGNATURES

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any registration statement or prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the registration statement or prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized on December 9, 2009.

Wonder International Education & Investment Group Corp.

/s/ Xiang Wei
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Chungcui Xie	Chairman of the Board	December 9, 2009
Chungcui Xie

/s/ Xiang Wei	Chief Executive Officer	December 9, 2009
Xiang Wei

/s/ WenMing Xie	Chief Financial Officer	December 9, 2009
WenMing Xie